UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	33-0824801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

ENVIRONMENTAL CREDITS, LTD.
(Former name or former address, if changed since last report.)

With a copy to:
Virginia K. Sourlis, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
T: (732) 530-9007
F: (732) 530-9008
Virginia@SourlisLaw.com
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference. The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included in this Report. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

General

GlyEco, Inc. (hereinafter, “GlyEco,” the “Company,” or the “Registrant”), formerly known as Environmental Credits, Ltd. (“Environmental Credits” or “EVCL”), was originally incorporated in the State of Delaware on April 21, 1997 under the name Wagg Corp.  In January 1998, Wagg Corp. changed its name to Alternative Entertainment, Inc.~~.~~  In December 1998, Alternative Entertainment, Inc. changed its name to BoysToys.com, Inc. On December 29, 1998, BoyToys.com changed its name to Environmental Credits, Ltd.

As disclosed by Environmental Credits in a Preliminary and Definitive Information Statement on Schedule 14C filed with the United States Securities and Exchange Commission (the “SEC” or “Commission”) on October 21, 2011 and November 1, 2011, respectively, on October 20, 2011, Ralph M. Amato, the Company’s Chief Executive Officer, President and Chairman and the holder of 70,000,000 shares of common stock (approximately 95.85% of the issued and outstanding common stock), approved by written consent in lieu of a meeting of stockholders (the “Written Consent”) to the following corporate actions (the “Corporate Actions”):

1.	To change the name of the Company from Environmental Credits, Ltd. to GlyEco, Inc.;

2.	To increase the number of authorized “blank check” preferred stock, par value $0.01 per share, from 10,000,000 to 40,000,000 shares;

3.	To decrease the par value of the Company’s common stock and preferred stock from $0.01 per share to $0.0001 per share; and

4.	To change the state of incorporation of the Company from the State of Delaware to the State of Nevada.

The Corporate Actions were  effectuated by merging Environmental Credits into its wholly-owned subsidiary, GlyEco, Inc. (the “Reincorporation”).

GlyEco, Inc. was formed in the state of Nevada on October 21, 2011 for the sole purpose of the Reincorporation. GlyEco’s capital structure was 300,000,000 shares of common stock, par value $0.0001, and 40,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. Environmental Credit’s capital structure was 300,000,000 share of common stock, par value $0.01 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.01 per share. The number of authorized common stock was the same for Environmental Credits and GlyEco, Inc.  On October 21, 2011, GlyEco issued 1,000 shares of common stock to Environmental Credits in consideration for $10 and became a wholly-owned subsidiary of Environmental Credits.

The Written Consent constituted the consent of a majority of the total number of shares of outstanding common stock and was sufficient under the Delaware General Corporation Law and the Company’s Bylaws to approve the Corporate Actions. Accordingly, the Corporate Actions were not submitted to the Company’s other stockholders for a vote. The Corporate Actions were effectuated on November 21, 2011 by Environmental Credits and GlyEco executing an Agreement and Plan of Merger and filing the agreement and a Certificate of Merger with the Secretary of State of Delaware and the agreement and Articles of Merger with the Secretary of State of Nevada.  The Agreement and Plan of Merger, Certificate of Merger and Articles of Merger are filed as exhibits to this Form 8-K and are incorporated by reference herein.

Upon the consummation of the Reincorporation, GlyEco, Inc. was the surviving corporation and the Articles of Incorporation and Bylaws of GlyEco, Inc. replaced the Certificate of Incorporation and Bylaws of Environmental Credits. Stockholders of Environmental Credits automatically became stockholders of GlyEco and the number of shares of common stock held by each stockholder did not change. There were no outstanding shares of preferred stock of Environmental Credits outstanding at the time of the Reincorporation. The Series A preferred stock which had been designated by Environmental Credits in 2006 but none of which were outstanding as of the time of the Reincorporation was terminated.

Environmental Credits’ common stock was quoted on the OTC Bulletin Board under the ticker symbol EVCL. On November 21, 2011, the Company changed the ticker symbol from EVCL

Reverse Triangular Merger -- Agreement and Plan of Merger

On November 21 2011, GlyEco, Inc. consummated a reverse triangular merger (the “Merger” or “Transaction”) intended to constitute a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with GRT Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and Global Recycling Technologies, Ltd., a Delaware corporation and privately-held operating subsidiary (“Global Recycling”).

GRT Acquisition, Inc. (referred to in the Merger Agreement and this Form 8-K as “Merger Sub”) was incorporated in the state of Nevada on November 7, 2011 for the sole purpose of the consummating the Merger. Pursuant to the Merger Agreement, Merger Sub merged with and into Global Recycling, with Global Recycling being the surviving corporation and which resulted in Global Recycling becoming a wholly-owned subsidiary of the Company. The stockholders of Global Recycling exchanged an aggregate of 11,591,958 shares of common stock of Global Recycling, representing 100% of the issued and outstanding shares of common stock of Global Recycling on the date the Merger was consummated (the “Closing Date”), for aggregate of 11,591,958 shares of common stock of GlyEco which represented approximately 53.60% of issued and outstanding shares of common stock of GlyEco upon the consummation of the Merger. Also, pursuant to the Merger Agreement, the Company cancelled an aggregate of 63,000,000 shares of common stock held by Ralph M. Amato, the Chief Executive Officer, President and Chairman of the Company prior to the Merger. Upon the consummation of the Merger, GlyEco had an aggregate of 21,626,241 shares of common stock issued and outstanding.

Ralph M. Amato was the sole officer and director of the Company prior to the Merger. Upon the consummation of the Merger, Mr. Amato resigned as a director and executive officer of the Company and John Lorenz, the Chief Executive Officer, President and Chairman of Global Recycling, replaced Mr. Amato as the Chief Executive Officer, President and Chairman of Board of Directors of GlyEco, Inc. The Merger Agreement provides that James Flach, Michael Jaap, and William Miller will also be directors of the Company upon the consummation of the Merger.  The Merger Agreement also provides that Kevin Conner will be the Chief Financial Officer and Richard Geib will be the Chief Technical Officer of GlyEco, both of whom shall take office upon the consummation of the Merger.

The Merger Agreement contained customary representation, warranties and covenants.  The Merger Agreement is filed as exhibit to this Form 8-K and is incorporated by reference herein.

The Company was a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Merger. Upon the consummation of the Merger, the Company ceased being a shell company and the business and operations of Global Recycling became the primary business of the Company. The Company initially will conduct its business operations through Global Recycling.  The Company anticipates that it will merger Global Recycling into the Company promptly upon consummation of the Merger.  See Item 2.01 below for a description of Global Recycling’s business.

Upon the consummation of the Merger, there was an aggregate of 21,626,241 shares of common stock of GlyEco, Inc. issued and outstanding, consisting of (i) 11,591,958 shares of our common stock held by the pre-merger stockholders of Global Recycling, (ii) 3,034,283 shares of our common stock held by the pre-Merger non-affiliated stockholders of EVCL, and (iii) 7,000,000 shares of our common stock beneficially held by Ralph M. Amato.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K in connection with the reverse triangular merger by and among the Company, Merger Sub and Global Recycling Technologies, Ltd. (“Global Recycling”) pursuant to which Merger Sub merged with and into Global Recycling, resulting in Global Recycling becoming a wholly-owned subsidiary of the Company. The disclosure contained in Item 1.01 of this Form 8-K is incorporated by reference herein.

The Company was a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Merger. Upon the consummation of the Merger, the Company ceased being a shell company and the business and operations of Global Recycling became the primary business of the Company. The Company will conduct its business operations through Global Recycling.

Unless otherwise indicated in this Item 2.01, terms such as “we,” “us,” “our” and similar terms refer to Global Recycling.

Description of Business of Global Recycling Technologies, Ltd.

Company Overview

We are a green chemistry company formed to roll-out our proprietary and patent pending glycol recycling technology.  Branded GlyEco Technology™, our unique technology transforms hazardous materials into profitable green products.  Glycol, a petroleum-based product, is used as a raw material in five industries: automotive antifreeze; polyester manufacturing; aircraft de-icing; HVAC transfer fluid; and medical device sterilization.  During use in these industries, the glycol becomes contaminated with impurities.  Our GlyEco TechnologyTM can recycle waste glycol from all five industries to the ASTM E1177 Type I standard, a purity level equivalent to refinery-grade glycol (i.e. virgin grade) (“Type I”).  Competitors generally recycle waste glycols from only one or two of the five industries and most competitors can recycle waste glycol at best to an ASTM E1177 Type II standard (“Type II”), a standard allowing more impurities than Type I—which is unacceptable to many customers and industries.  Additionally, ultra pure GlyEco Certified®, our recycled glycol material, can be produced at a cost advantage ranging between 20-50% lower than commonly used recycling methods.

Company History

We were originally formed as an Arizona corporation named EnviroSolutions, Inc., in May 2006.  In December 2006, we changed our name to Global Recycling Technologies, Ltd.  In July 2007, we changed our domicile from Arizona to Delaware.

           Our initial business strategy was to acquire, operate and upgrade six glycol recycling facilities and companies in North America with our GlyEco TechnologyTM.  We formed various wholly-owned subsidiaries that entered into definitive asset purchase agreements to purchase these six facilities and companies.  In July 2007, we, through our wholly-owned subsidiary, purchased substantially all of the assets of WEBA Technology Corporation, a Texas corporation (“WEBA”) in consideration for an aggregate of 2,000,000 shares (800,000 post forward split, see stock splits described in last paragraph of this section Company History) of our common stock.  WEBA develops specialty chemical products, including antifreeze additive packages and heat transfer fluid additive packages, and the assets purchased consisted of product formulas, customer lists, and equipment.

           In late 2007, however, the world’s financial markets became volatile.  The ensuing instability led to what we believe became a severe hindrance in our ability to obtain funding on acceptable terms to achieve our acquisition strategy and the business of recycling glycol.  In late 2008, we temporarily abandoned our acquisition strategy and drastically reduced costs. We changed our strategic focus to become fully operational and to produce virgin grade glycol in commercial volumes out of one facility before seeking further significant funding from the financial markets (see Our Current Business Strategy below).

In June 2010, we sold all of the assets of WEBA back to its original owners in exchange for the return of 1,500,000 shares (600,000 shares, post forward split) of our Common Stock.

On August 29, 2011, we re-filed our application for a provisional patent to protect our GlyEco Technology™ processes—a technology that we believe will provide our Company and our customers and clients with a proven, efficient, cost effective, and tested process of recycling glycol in a way that meets and/or exceeds current industry standards.

On September 7, 2010, we effectuated a 5-for-1 reverse stock split of our common stock. On April 8, 2011, we effectuated a 1-for-2 forward stock split of our common stock.

Our Current Business Strategy

In July 2009, we entered into an agreement with DTC Services, Inc. (“West Virginia Agreement”) to recycle glycol at its facility in West Virginia (“West Virginia Facility”).  Currently, we process approximately 40,000 to 80,000 gallons of Type II glycol per month, and to date, we have recycled approximately 1.4 million gallons of waste glycol.  The West Virginia Agreement provides that the West Virginia Facility owner will process glycol sourced by us to agreed upon specifications, delivery terms, scheduling, and pricing.  The West Virginia Agreement automatically extends for successive one year periods, unless it is terminated by either party upon at least 60 days’ notice given prior to the end of that one-year term.  On July 28, 2010, the West Virginia Agreement was amended to extend the term until September 30, 2010. In the fourth quarter of 2010, C&C Environmental Services (“C&C”) acquired the West Virginia Facility from DTC Services. We continue to process waste glycol through C&C at the West Virginia Facility without a formal written agreement under the same terms as the original West Virginia Agreement.

During our time processing glycol, we have received waste glycol from a variety of sources—including MEGlobal (a joint venture established in 2004 between Dow Chemical and Petrochemical Industries Company of Kuwait), MEGlobal Canada, DAK Americas, and Performance Fibers.  The price of waste glycol depends on the quality of its chemical composition.  At times, we pay a de minimus amount per gallon.  We do not have any contracts with suppliers and each order is placed on a case-by-case basis.  The West Virginia Facility is located next to a railroad line, and the vast majority of feedstock is delivered by rail car, although some feedstock is delivered by truck.

Our immediate business strategy is to continue operations at the West Virginia Facility while constructing or retrofitting a Type I facility capable of implementing our GlyEco TechnologyTM.  We are considering several sites for the Type I facility, including the West Virginia Facility and a facility in New Jersey (the “New Jersey Facility”), among others.  We believe construction of a Greenfield site will cost approximately $4,000,000.  The cost for a retrofit to an existing facility depends on the real property and equipment already in place. Depending on the site selected for the Type I facility, we expect to be completed and operational on or before the third quarter of 2012.  Upon completion of construction or the retrofit, we anticipate to quickly ramp up our volumes and project to produce 6.5 million gallons in Year 1 of operations and 14 million gallons in Year 5 of operations.

Current Acquisition and International Strategy

In addition to the Type I facility, we are in the process of acquiring and creating strategic alliances with companies controlling waste glycol.  In the United States, we have non-binding letters of intent with five companies to acquire their glycol recycling businesses, and we are in discussions with five other companies to acquire their glycol recycling businesses.  One of the companies party to a non-binding letter of intent is the owner of the New Jersey Facility.  Internationally, we are in varying stages of development with waste collectors and polyester companies.  We have a non-binding letter of intent with a large European waste collector to recycle all of its waste glycol.  Additionally, we are in discussions with two large polyester manufacturing companies in China and Mexico to recycle their waste glycol. We have made additional inroads with sources of waste glycol in the Eurozone, Brazil, Argentina, India, Vietnam, Thailand, and the Philippines.  Final definitive terms have not been established as of yet on any of the aforementioned letters of intent and there can be no assurances that any will be reached or that any transaction will be consummated.

Background on Glycol1

Glycols are man-made liquid chemicals derived from crude oil and natural gas—a non-renewable and limited natural resource.  Glycols are used as a base chemical component in five primary industries.  First, glycol is used as a raw material in the manufacturing of polyester fiber for fabrics and plastics, including water bottles. Second, glycol is used as the main active component in antifreeze for vehicle engines.  Third, glycol is used as the heat transfer fluid in HVAC units used to heat and cool buildings.  Fourth, glycol is used to de-ice aircrafts to ensure safe takeoff.  Fifth, the gaseous component of glycol is used to sterilize equipment in the medical industry.

           The world consumes over 5 billion gallons of ethylene glycol2 per year and analysts expect that global demand will continue growing around 7% per year.  This upward trend is mainly due to the double-digit growth in China and India and growth in the polyester industry.  China alone consumes approximately 2.1 billion gallons of ethylene glycol per year.  The United States consumes over 700 million gallons of ethylene glycol per year.  The Eurozone and emerging countries in South America are also major consumers of ethylene glycol.

During use in any of the five industries, glycols become contaminated with dirt, metals and oils which increase their toxicity and can contaminate soils and natural water. Glycols break down in water over a few days to a couple weeks. Because of this rapid biodegradability, the U.S. Environmental Protection Agency (“EPA”) allows disposal by “release to surface waters." However, when glycols break down in water they deplete oxygen levels, which kill fish and other aquatic life. The immediate effect of exposure to ethylene glycol can mean death for humans, animals, birds, fish & plants.  Glycol ranks #23 on the National Pollutant Inventory Substance Profile hazardous waste list.

Despite the negative effects waste glycol can have on people and the environment, the vast majority is disposed of rather than recycled.  For example, the EPA estimates only 12% of waste antifreeze is recycled.  In the United States alone, over 696 million gallons of polluted glycol is disposed of per year, with an estimated 630 million gallons improperly disposed.  Much of such polluted glycol ends up in surface waters. Statistics for industries besides antifreeze are not specifically reported, but the vast majority of waste glycol is disposed of without documentation—usually in a way that damages our environment.

Available U.S. Waste Glycol by Market Segment Source gallons per year
	Available Material	Currently Recycled	Currently Disposed
Automotive Antifreeze (Concentrate EG)	202,000,000	24,500,000	177,500,000
Polyester Purge Stream	193,300,000	12,500,000	180,800,000
Aircraft Deicing Fluid	35,000,000	14,000,000	21,000,000
Heat Transfer Fluids	234,000,000	10,000,000	224,000,000
Sterilization Processing	32,130,000	4,860,000	27,270,000
TOTAL	696,430,000	65,860,000	630,570,000
1Antifreeze is usually diluted 50% water and 50% ethylene glycol resulting in approximately 404,000,000 gallons of material available each year

As global demand for virgin glycol continues to rise, the effects of pollution through disposal become magnified.  We believe that most, if not all, of this material can and should be recycled.

1 We have accumulated the information in this section from the following sources: U.S. Environmental Protection Agency; U.S. Office of the Federal Environment Executive (OFEE); U.S. Department of Energy Administration; Iowa Waste Reduction Center (IWRC); National Resource Defense Council; Agency for Toxic Substances and Disease Registry (ATSDR); ICIS Chemical Business; Fiber Economics Bureau; and The Air Conditioning and Refrigeration Institute.
2 Ethylene glycol, a type of glycol, is the main type of glycol that we recycle.  The terms “ethylene glycol” and glycol may at times be used interchangeably in this document.

Glycol Regulations and Recycling

With some initial recognition of the environmental issues created by waste glycol, companies began recycling waste glycol in the 1980s.  The technology to recycle glycols was developed in the 1980s, but material technological advances and market acceptance did not occur until the 1990s.  At that time, recyclers rarely processed any other type of glycol than waste automotive antifreeze.  To this day, recyclers still generally focus on automotive antifreeze, as waste glycol from the other industries have unique impurities and are challenging to process.

Currently, the glycol recycling industry is very fragmented with approximately 25-30 recyclers spread across the United States.  While there are a few recyclers that collect waste glycol from a multi-state area, no recycling company currently operates more than one processing facility. Each company operates in its own region and most companies are either still owned by the original entrepreneur that founded the company or glycol recycling is only a small part of a larger chemical operation.  These companies often use unsophisticated technologies with limited capacity and poor quality control processes.  Consequently, most operations (1) produce substandard products, (2) cannot be trusted to produce consistent batches of recycled product, and (3) do not have the capacity to provide product to major buyers.  The majority of recycled glycol from these operations is sold into secondary markets as generic automotive antifreeze because the quality does not meet the standards of many buyers and certain industries as a whole.

Due to the developing glycol recycling industry, the American Society for Testing and Materials (“ASTM”) began creating standards for the composition of glycol.  One such standard, ASTM E1177, provides specifications on the purity level of ethylene glycol.  ASTM has subdivided its ASTM E1177 ethylene glycol specification into two levels, Type I and Type II. Type I specifications are met by virgin ethylene glycol. Virgin ethylene glycol is produced in petrochemical plants using the ethane/ethylene extracted from natural gas or cracked from crude oil in refineries. Ethylene is oxidized in these petrochemical plants to ethylene oxide, which is then hydrated to form ethylene glycol.  Recycled glycol can also meet the Type I standard, but no competing recyclers meet this standard.  Meeting the Type I standard is important, as it determines what customers are willing to buy the recycled product.  Customers in the polyester manufacturing industries generally require a Type I product, as do Original Equipment Manufacturers (“OEMs”) like General Motors.

Type II was established to define a product with more impurities than those in a Type I product.  Glycols that are Type II can only be used in a limited number of applications (i.e. automotive antifreeze) and only certain customers are willing to purchase Type II glycol (e.g. Jiffy Lube).  Only a few ethylene glycol recycling companies currently meet Type II requirements, and none meet Type I requirements on a commercial scale.

The regulation of waste glycol varies from country to country.  Europe and Canada have strong regulations.  The United States has moderate regulations that vary significantly from state to state.  The remainder of the world has weak regulations.  Despite strong regulations in certain parts of the world, the United States is the only market with an established glycol recycling industry.

Our Opportunity in the Glycol Recycling Industry

We believe that here is an opportunity to penetrate the glycol recycling market due to several reasons.  First, as shown by the table above (Available U.S. Waste Glycol by Market Segment Source), we believe that there is a significant amount of glycol that is not being recycled that can be sourced and recycled.  By providing the source of waste glycol with a safe, reliable, and EPA compliant outlet to dispose of its waste, the source could potentially limit its products liability potential.  Second, existing recyclers can only handle waste glycol from a couple industries, thus increasing the volume of waste glycol for a company with the proper technology.  Third, we believe that sources of waste glycol would be more likely to send the waste to a company that can produce a Type I recycled product, as it limits their liability.  Fourth, we believe that the industry is primed for a multi-location company that can provide consistent product to national and international buyers.

Overall, there is a high demand for recycled products.  We believe that the stage is set for rapid growth of the glycol recycling industry.  Recycling used glycol can be far less expensive than making virgin product that is derived from high priced crude oil and natural gas.  ASTM has written specifications for recycled ethylene glycol, giving potential buyers the criteria and testing procedures that they need to evaluate recycled glycol.  In addition, the United States government and many private industries have given a high priority to recycling used products and to buying recycled products where they are available and meet specifications.

Our Technology

In 1999, our founders started developing innovative new methods for recycling glycols. We saw a need in the market to improve the quality of recycled glycol and to clean more types of waste glycol in a cost efficient manner. Each type of industrial waste glycol contains a different set of impurities which traditional waste antifreeze processing just doesn't clean effectively. And, many of the contaminants left behind using these processes - such as esters, organic acids and high dissolved solids - leave the recycled material risky to use in vehicles or machinery.

We spent ten years on research and development, independent market validation, and financial analysis to determine the most advantageous business position for expanding what we believe to be groundbreaking technologies.  The result is our breakthrough patent pending processing system, GlyEco TechnologyTM. Our inventive technology removes challenging pollutants, including esters, organic acids, high dissolved solids and high undissolved solids. Our technology also has the added benefit of clearing oil/hydrocarbons, additives and dyes which are typically found in used engine coolants. Our quality assurance and control program, which includes independent lab testing seeks to ensure consistently high quality, ASTM standard compliant recycled material.

We have done extensive in-house testing of our technology, which indicates that our recycled glycol meets the standard of Type I, virgin ethylene glycol.  We have processed approximately 350,000 gallons that were tested by an independent lab and met the Type I standard.  The next step will be to construct or retrofit a Type I facility to produce in larger quantities.

Our Product Specifications

Our GlyEco Technology™ incorporates the following three recycling methods:

•
Pre-Treatment – As waste glycol arrives, a sample is tested to determine the types and levels of impurities to be removed.  Pre-treatment is custom scaled to each batch of material and consists of a unique chemically assisted demulsification plus precoat rotary drum vacuum filtration.  Testing and pretreatment maximize efficiency and save overall processing costs.  Pre-treatment results in significantly cleaner material fed into the primary treatment process, which, in turn, improves the final output.  Waste glycol from heat transfer fluids, polyester industry purge streams, aircraft deicing fluids, and medical sterilization processes generally contains varying types of impurities.  These impurities, especially sulfates and esters, are notoriously difficult to remove and most glycol recyclers are currently unable to process these materials.  The primary purpose of our pre-treatment technology is to remove contaminants from each of these feedstock streams.  Our GlyEco Technology™ pre-treatment process includes a method to precipitate out sulfates and an evolutionary ester destruction technology.

•
Primary Treatment – Research indicates that our GlyEco Technology™ is the only recycling system to utilize a combination of vacuum distillation and nano filtration in the primary treatment process.  Vacuum distillation is known for being the most efficient method to produce high quality concentrated recycled glycol and nano filtration is considered the most effective method for producing 50/50 diluted glycol for automotive antifreeze.  The combination of these processes provides lowered costs and the most effective route to superior recycled material.

•
Post Treatment – Our proprietary post-treatment systems remove any remaining impurities in an innovative and proprietary combination of electrodialysis with ion exchange resins, removing the last traces of chlorides, sulfates, esters, glycolates, and formats.  ASTM has established maximum allowable concentrations of chlorides and sulfates for automotive antifreeze grade recycled materials.  Standards for maximum allowable levels of esters, glycolates, and formates are in development.  We believe our GlyEco Technology™ will remove contaminants to meet future standards.  Finally, the materials that we recycle pass through our Global Recycling Quality Assurance Program, which includes in-house and independent lab purity testing. After successfully completing this testing, the recycled materials will be considered GlyEco Certified® recycled glycol and will be staged for delivery to our customers.

We believe that GlyEco Technology™ will be the catalyst for expansive growth in an emerging industry due to a wide range of benefits and several first-to-market advantages, including the following:

•	Expanded Waste Sources – Effectively and profitably recycles all five types of polluted glycols, which opens up an additional four industries as target customers and potential revenue sources;
•	Equivalent to Virgin or Type I Glycol – recycled glycols are considered equivalent to virgin (refinery grade) produced material as pursuant to ASTM standards;
•	Reduced Production Costs – Proprietary tri-phase processing system reduces production costs by approximately 20.0% to 50.0% over existing glycol recycling methods; and
•	Recurring Revenue Model – Polluted glycols can be recycled, used, and reprocessed indefinitely, creating dependable revenue cycles from a base of repeat customers.

Because most polluted glycol is disposed of in our surface waters - which can have devastating results for aquatic life, we believe that our GlyEco solution will give our customers a way to reduce waste while caring for the environment.

On August 29, 2011, we re-filed our application for a provisional patent to protect our GlyEco Technology™ processes with the United States Patent and Trademark Office (the “Patent”).

Market Conditions3

(3) Pricing information in this section comes from ICIS Chemical Business.

Glycol is a commodity, and prices vary based upon supply and demand.  One variable that influences the price of ethylene glycol is the price of crude oil and natural gas.  Because there are few producers of ethylene glycol that control the majority of the market (e.g. MEGlobal, SABIC, and Formosa Group), those producers set the market with their sales to major polyester companies (e.g. Indorama, Sinopec, DAK Americas, and M&G Group) and antifreeze blenders (E.g. Old World, Prestone, and Peak).  Large producers also can affect the price by fluctuating plant capacity and supply.

Over the last seven years, the average sales price for virgin ethylene glycol shipped by truck or rail was $4.57/gallon.  As shown by the chart below, the price of crude oil has some correlation with the price of ethylene glycol.

Seven Year Price History of Petroleum Products

Source: ICIS

Between July 2011 and October 2011, the price of ethylene glycol shipped via truck or rail has ranged between $5.80-$6.50/gallon.  While elevated oil prices have played a part, there are four main reasons for the high ethylene glycol prices: (1) high demand for plastic bottles during the summer and for antifreeze blending in preparation for the winter; (2) low supply caused by plant shutdowns and political unrest in the Middle East; (3) the high cost of cotton causing an increase in demand for polyester; and (4) the growth in Asia.  Ethylene glycol prices have tapered off a bit in October and November of 2011, as many antifreeze blenders have already bought most of the ethylene glycol needed.

           While GlyEco Certified® glycol can be sold for virgin prices, the cost to recycle waste glycol is not generally affected by these market fluctuations.  The economic advantage to recycling waste glycol is rooted in more efficient processing costs.  We anticipate that our GlyEco TechnologyTM will allow waste material to be recycled for much less than the costs incurred producing virgin refinery-grade glycol.

Our Competitive Positioning – Accessing Waste Glycol

We believe that we are positioned to take advantage of the major growth potential currently facing the glycol recycling industry.  We believe that our GlyEco Technology™ process and our Quality Assurance Program will allow us to secure greater amounts of waste from national aggregators of glycol waste as we anticipate that we will provide a reliable and cost effective disposal option.  We project that volume from our first full year of operations will initially start out at approximately 6.5 million net gallons. We expect this volume to increase to over 14.5 million net gallons by Year 5.  We have had contract discussions with medical sterilization companies and polyester manufacturing companies and believe we can source at least 4 to 5 million gallons per year of these waste by-product streams, although we currently do not have any executed contracts. We also have begun sourcing discussions with the numerous heat transfer fluid collectors throughout the United States that we project could supply us with another 5 to 10 million gallons annually.

We anticipate that the total cost per gallon of finished ethylene glycol or antifreeze will be less than the variable costs of virgin ethylene glycol producers in North America and approximately 20.0% to 50.0% below the cost of other recyclers.  We believe that we will be in a very good competitive position.

Initial Target Market – United States

We anticipate initially targeting the North America antifreeze market as buyers of our GlyEco Certified® material.  We anticipate that a key component to our growth strategy will be our ability to provide uniform quality recycled products in national distribution.  Several national consumers of ethylene glycol have expressed a continuing interest in utilizing a recycled product, but have been unable to obtain acceptable and consistent quality material from region to region.  In the automotive antifreeze market segment alone, we believe that significant growth opportunity exists by expanding into four target markets:

•
Vehicle Manufactures – Several vehicle manufacturers, including General Motors, Chrysler, Cummins, Caterpillar, and John Deere have expressed an interest in using recycled automotive antifreeze.  To date, they have been unable to obtain a recycled product that they can purchase in multiple regions which meets applicable quality specifications.

•
Vehicle Service Centers – Multiple site service centers see value in offering recycled automotive antifreeze to their customers.  We anticipate targeting Firestone, Goodyear, Midas, Monro, and Jiffy Lube oil-change facilities as potential clients in this category.  We believe that some of these businesses could also serve as waste glycol providers.

•
Branded Bottled Automotive Antifreeze Formulators – Consumer oriented bottled automotive antifreeze companies, such as Prestone, Valvoline, and PEAK see market potential for a recycled glycol product.  We believe that many consumers will choose recycled material when available and shown to be of equivalent quality.  We anticipate implementing a co-branded strategy to assure consumers they are choosing ultra-pure GlyEco Certified® recycled glycols.

•
Federal, State, and Local Government Agencies – Mandated to use ASTM specification grade recycled automotive antifreeze where available, most of these agencies are unable to obtain sufficient supplies of recycled product.  By having a recycled automotive antifreeze which meets specification immediately, we seek to access this market segment and revenue stream.

Geographic Market Expansion

In the future, we expect to expand our business and our recycling services into Mexico, Brazil, Argentina, Canada, China, India, the United Kingdom, and the Eurozone.  We believe that Canada, the United Kingdom, and the European Union are markets to establish our recycling services in, as they have strong regulations regarding the disposal of waste glycol—which may not only provide access to substantial waste glycol but also provide additional price advantages in our business model.  Additionally, Asia, and China specifically, consume substantial amounts of glycol in the polyester industry and candidates to implement our GlyEco TechnologyTM.  We currently have a non-binding letter of intent with a European waste glycol collector to recycle all of its glycol and are in discussions with polyester manufacturers in Mexico and China to recycle their glycol.

Competitive Analysis

While there is a possibility of competitors, there are several barriers to entry.  Potential competitors entering the market would first need to develop technology which produces comparable quality recycled material without violating any of our intellectual property. Industry experts are not aware of any such systems currently in development. This solved, potential competitors would need to purchase or build sufficient facilities to service the North American territory. Finally, potential competitors would need to establish or build relationships with target customers to obtain waste glycol material.

Governmental and Environmental Regulation

           Although ethylene glycol can be considered a hazardous material, there are no federal rules or regulations governing its transportation and disposal.  Any such regulations occur at either the state and/or county level and vary from region to region.  In connection with our operations at the West Virginia Facility, the operator of that facility is required to obtain all necessary permits for the handling and disposal of the ethylene glycol.  Also, all the transportation of the ethylene glycol to the West Virginia Facility is contracted with third-party transporters, who are required to obtain any necessary permits for its transportation.  As a result, we are not required to obtain any permits or authorizations in connection with our operations.  For the planned Type I facility, it has not yet been determined who will be responsible for obtaining such permits in connection with those operations.

Glycerine

Many antifreeze producers are evaluating base fluids other than ethylene glycol (or propylene glycol).  The primary candidate is glycerine.  Glycerine is becoming more available since it is a by-product of bio-diesel fuel production, which is growing rapidly in the United States.  Glycerine has properties similar to those of ethylene glycol when it is diluted with water, as in antifreeze.  Glycerine is being evaluated in blends of 10.0% to 20.0% with ethylene glycol and as a total replacement for ethylene glycol.  Before glycerine could become a major base fluid for antifreeze, current test work must be completed and new specifications would have to be developed by ASTM, OEMs, trade organizations, and the United States Government.  We believe that this will probably consume a few years at best and that major changes would have to be made in the industry.  For example, pure glycerine starts to solidify at 62.6°F. 96.0% glycerine (the minimum concentration of ethylene glycol used in antifreeze concentrate currently) begins to solidify at 46.4°F, versus about 0°F for ethylene glycol based antifreeze concentrate.  To obtain the same freeze protection (-34°F) as 50/50 service strength ethylene glycol-based antifreeze, 60.0% glycerin would be required.  Because glycerine from bio-diesel plants must be refined prior to use in antifreeze, since it must be used at higher ratios with water to obtain the same freeze protection as ethylene glycol-based antifreeze, and since glycerine would have to be shipped in a more dilute form than ethylene glycol-based antifreeze concentrate to avoid freezing at common winter temperatures, the actual cost advantages of glycerine over ethylene glycol is still being determined.  In any event, we believe that the Type I facility could be modified to recycle glycerine-based antifreeze.  We will continue to monitor the evaluation of glycerine as a base fluid for antifreeze.  Although we do not view glycerine as a significant threat to the achievement of our financial projections, we could make changes to the Type I facility as necessary.

Employees

As of the date of this Form 8-K, we have twelve consultants and no employees. We consider our relations with our consultants to be good.  All of our consultants provide their services pursuant to consulting agreements, which may be terminated upon 30 days prior written notice.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 4802 East Ray Road, Suite 23-196, Phoenix, Arizona 85044.  Our telephone number at that office is (866) 960-1539. Beginning January 2012, we intend to lease office space at a cost of approximately $1,800 per month and terminate our existing affiliation. We maintain a website at www.glyeco.com (formerly www.grtus.com) and the information contained on that website is not incorporated by reference herein.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last two completed fiscal years. We refer to all of these officers collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Consulting Fees ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Lorenz, CEO	2010	$148,500	--	8,892	--	--	--	$--	$157,392
	2009	$124,500	--	--	--	--	--	$--	$124,500

           Mr. Lorenz, provides management consulting services through Barcid Investment Group (Barcid), a corporation solely owned by Mr. Lorenz. Barcid was paid $79,240 and $100,305 for consulting services in 2010 and 2009, respectively, and was owed $208,800 at December 31, 2010, and $117,000 at December 31, 2009.

Option/SAR Grants in Fiscal Year Ended December 31, 2010

No options were granted to the named executive officer during fiscal 2010.  Mr. Lorenz, through Barcid Investment Group, a corporation solely owned by Mr. Lorenz, was granted 360,000 warrants at an exercise price of $0.00025 on June 17, 2010.  These warrants had an expiration date of August 1, 2010.  The estimated value of these warrants, determined by the Black-Scholes method, was $8,892.

No options or warrants were granted to the named executive officer during fiscal 2009.

Outstanding Equity Awards at Fiscal Year-End Table

   The following table sets forth information for the named executive officer regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2010.

Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date

John Lorenz	119,172	-	$1.00	6/27/2021
	316,250	258,750	$0.50	10/25/2021
	318,356		$1.00	6/27/2021

Stock Option Plans

Upon the consummation of the Merger, Global Recycling’s Third Amended and Restated 2007 Stock Incentive Plan (the “Stock Plan”) was assumed by GlyEco, Inc.

The following is a summary of certain of the more significant provisions of our Stock Plan. The statements contained in this summary concerning the provisions of our Stock Plan are merely summaries and do not purport to be complete.  They are subject to and qualified in their entirety by the actual terms of our Stock Plan.

Shares Reserved Under Our Stock Plan

We have reserved 6,742,606 shares of our common stock issuable upon exercise of options granted under our Stock Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to our Company (collectively, “Eligible Persons”).  As of the date of this Form 8-K,  we have issued 3,717,606 options to purchase the shares of our common stock originally reserved under our Stock Plan.  All previously granted options issued pursuant to our Stock Plan will be subject to the requirements set forth in our Stock Plan and are Non-Qualified Stock Options.

The aggregate number of shares that may be granted to any one Eligible Person in any year will not exceed 50.0% of the total number of shares that may be issued under our Stock Plan.  At the discretion of the Plan Administrator (defined below), the number and type of shares of our common stock available for award under our Stock Plan (including the number and type of shares and the exercise price covered by any outstanding award) may be adjusted for any increase or decrease in the number of issued shares of our common stock resulting from any stock split, reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares.

Administration

Our Stock Plan is currently being administered by our Board of Directors.  Our Board of Directors may delegate its authority and duties under the Stock Plan to a committee.  Our Board of Directors and/or any committee that has been delegated the authority to administer our Stock Plan is referred to as the “Plan Administrator.”  Subject to certain restrictions, the Plan Administrator generally has full discretion and power to (i) determine all matters relating to awards issued under our Stock Plan, including the persons to be granted awards, the time of grant, the type of awards, the number of shares of our common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations of an award, (ii) interpret, amend, and rescind any rules and regulations relating to our Stock Plan, (iii) determine the terms of any award agreement made pursuant to our Stock Plan, and (iv) make all other determinations that may be necessary or advisable for the  administration of our Stock Plan.  All decisions made by the Plan Administrator relating to our Stock Plan will be final, conclusive, and binding on all persons.

Eligibility

The Plan Administrator may grant any award permitted under our Stock Plan to any Eligible Person.  With respect to awards that are options, directors who are not employees of our Company, proposed non-employee directors, proposed employees, and independent contractors will be eligible to receive only Non-Qualified Stock Options (“NQSOs”).  An award may be granted to a proposed employee or director prior to the date he, she, or it performs services for our Company, so long as the award will not vest prior to the date on which the proposed employee or director first performs such services.

Awards Under Our Stock Plan

Under our Stock Plan, Eligible Persons may be granted: (a) stock options (“Options”), which may be designated as NQSOs or Incentive Stock Options (“ISOs”); (b) stock appreciation rights (“SARs”); (c) restricted stock awards (“Restricted Stock”); (d) performance share awards (“Performance Awards”); or (e) other forms of stock-based incentive awards (collectively, the “Awards”). An Eligible Person who has been granted an Option is referred to in this summary as an “Optionee” and an Eligible Person who has been granted any other type of Award is referred to in this summary as a “Participant.”

No Award granted under our Stock Plan can be inconsistent with the terms and purposes of our Stock Plan.  Additionally, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in our Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of our Company.

The Plan Administrator may grant to Optionees NQSOs or ISOs that are evidenced by stock option agreements.  A NQSO is a right to purchase a specific number of shares of our common stock during such time as the Plan Administrator may determine.  A NQSO that is exercisable at the time an Optionee ceases providing services to our Company will remain exercisable for such period of time as determined by the Plan Administrator.  Generally, Options that are intended to be ISOs will be treated as NQSOs to the extent that the Fair Market Value of the common stock issuable upon exercise of such ISO, plus all other ISOs held by such Optionee that become exercisable for the first time during any calendar year, exceeds $100,000.

An ISO is an Option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  To qualify as an ISO under the Code, the Option generally must (among other things) (x) be granted only to employees, (y) have an exercise price equal to or greater than the Fair Market Value on the date of grant, and (z) terminate if not exercised within 10 years from the date of grant (or five years if granted to an Optionee who, at the time the ISO is granted, directly or indirectly, holds more than 10.0% of the total voting power of our Company).  Except in certain limited instances (including termination for cause, death, or disability), if any Optionee ceases to provide services to our Company, the Optionee’s rights to exercise vested ISOs will expire within three months following the date of termination.

A SAR is a right granted to a Participant to receive, upon surrender of the right, payment in an amount equal to (i) the excess of the Fair Market Value of one share of common stock on the date the right is exercised, over (ii) the Fair Market Value of one share of common stock on the date the right is granted.

Restricted Stock is common stock that is issued to a Participant at a price determined by the Plan Administrator.  Restricted stock awards may be subject to (i) forfeiture upon termination of employment or service during an applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator.

A Performance Award grants the Participant the right to receive payment upon achievement of certain performance goals established by the Plan Administrator. Such payments will be valued as determined by the Plan Administrator and will be payable to or exercisable by the Participant for cash, shares of our common stock, other awards, or other property determined by the Plan Administrator.

Other Awards may be issued under our Stock Plan, which include, without limitation, (i) shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of our common stock, and (iv) awards valued by reference to the value of shares of our common stock or the value of securities or the performance of specified subsidiaries of our Company.

Exercise Price

The price for which shares of our common stock may be purchased upon exercise of a particular Award will be determined by the Plan Administrator at the time of grant.  However, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in our Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of our Company.

No Deferral Features

No Award granted under our Stock Plan will contain a deferral feature.  Awards cannot be modified or otherwise extended.  No Award will contain a provision providing a reduction in the applicable exercise price, an addition of a deferral feature, or any extension of the term of the award.

Payment / Exercise of Award

An Award may be exercised using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment, (c) cashless exercises, (d) the granting of replacement awards, (e) any combination of the above, or (f) such other means as the Plan Administrator may approve.  No shares of our common stock will be delivered in connection with the exercise of any Award until payment in full of the exercise price is received by our Company.

Change of Control

The Stock Option provides that if a Change of Control (as defined in our Stock Plan) occurs, then the surviving, continuing, successor, or purchasing entity (the “Acquiring Company”), will either assume our rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Company’s capital stock.  If the Acquiring Company elects not to assume or substitute for such outstanding Awards in connection with a Change of Control, our Board of Directors may determine that all or any unexercisable and/or unvested portions of outstanding Awards will be immediately vested and exercisable in full upon consummation of the Change of Control.  Unless otherwise determined by our Board of Directors, Awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control.  Upon the consummation of the Merger, the Company assumed the obligations of Global Recycling under the Plan.

Amendment

Our Board of Directors may, without action on the part of our stockholders, amend, change, make additions to, or suspend or terminate our Stock Plan as it may deem necessary or appropriate and in the best interests of our Company; provided, however, that our Board of Directors may not, without the consent of the Participants, take any action that disqualifies any previously granted Option for treatment as an ISO or which adversely affects or impairs the rights of the holder of any outstanding Award.  Additionally, our Board of Directors will need to obtain the consent of our stockholders in order to (a) amend our Stock Plan to increase the aggregate number of shares of our common stock subject to the plan, or (b) amend our Stock Plan if stockholder approval is required either (i) to comply with Section 422 of the Code with respect to ISOs, or (ii) for purposes of Section 162(m) of the Code.

Term

Our Stock Plan will remain in full force and effect through May 30, 2017, unless terminated earlier by our Board of Directors.  After our Stock Plan is terminated, no future Awards may be granted under the Stock Plan, but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions.

DESCRIPTION OF OUR SECURITIES

Common Stock

GlyEco, Inc. is authorized to issue up to 300,000,000 shares of common stock, par value $0.0001 per share.  At the closing of the Merger, the stockholders of Global Recycling exchanged an aggregate of 11,591,958 shares of common stock of Global Recycling, representing 100% of the shares of common stock of Global Recycling issued and outstanding as of the date of closing, for aggregate of 11,591,958 shares of common stock of GlyEco which represented approximately 53.6%of issued and outstanding shares of common stock of GlyEco upon the consummation of the Merger.  Also, pursuant to the Merger Agreement, GlyEco cancelled an aggregate of 63,000,000 shares of common stock held by Ralph M. Amato, the Chief Executive Officer, President and Chairman of GlyEco prior to the Merger. Upon the consummation of the Merger, GlyEco had an aggregate of 21,626,241 shares of common stock issued and outstanding.
Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

           GlyEco authorized to issue 40,000,000 shares of “blank check” preferred stock, par value $.0001 per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Options

As of the date of this Form 8-K, there are outstanding options entitling their holders to purchase an aggregate amount of up to 3,717,606 shares of GlyEco’s common stock pursuant to the Stock Plan. These options were originally granted by Global Recycling and were assumed by GlyEco upon the consummation of the Merger.  Of the granted options, 742,606 are Non-Qualified Stock Options and entitle the holders thereof to purchase shares of our common stock for an exercise price of $1.00 per share. The remainder of the granted options, 2,975,000, are Non-Qualified Stock Options and entitle the holders thereof to purchase shares of our common stock for an exercise price of $0.50 per share.  55.0% of the 2,975,000 options are fully vested.  The remainder of the 2,975,000 options vest at the rate of 15.0% per year over the next 3 years.  All of the 742,606 options are fully vested.  The options terminate eight to ten years from the date of issuance (depending on the terms of each option agreement) or within three months after the holder of the option ceases to be a service provider to our Company.  The 742,606 options are subject to a 12-month lock-up period and to the terms and conditions of the Stock Plan.

Warrants

Before the Merger, Global Recycling  had outstanding common stock purchase warrants entitling the holders thereof to purchase the follow number of shares at the following exercise prices.  GlyEco assumed the warrants issued by Global Recycling upon the consummation of the Merger:

Number of Warrant Shares	Exercise Price

1,000,000	$0.0001
680,000	$0.025
900,000	$0.50
220,000	$0.625
931,124	$1.00
50,000	$2.50
3,781,124	$0.41 (weighted average)

One million warrants terminate four years from the date of issuance, 1,450,000 warrants terminate five years from the date of issuance, 100,000 warrants terminate three years from the date of issuance, and the remaining 1,231,124 warrants terminate ten years from the date of issuance, which period may be shortened if we sell shares of our capital stock or other securities in a public offering or liquidate, dissolve, or wind up our Company.

Restricted Stock Agreements

As of the date of this Form 8-K, Global Recycling has entered into certain Restricted Stock Purchase Agreements with certain of its key service providers to sell an aggregate amount of up to 29,868 shares of its common stock at a price of $2.50 per share.  GlyEco assumed these Restricted Stock Purchase Agreements. With the exception of one Restricted Stock Purchase Agreement that vests over a five year period, these agreements are generally not subject to vesting events.  No shares will be issued under these agreements until fully paid.

Convertible Securities

           On August 9, 2008, Global Recycling issued a convertible note for $1,000,000 and bears interest at 10.0% per annum. Interest payments are due semi-annually in cash or shares of our common stock.  This note is convertible into 575,350 shares at any time prior to maturity, at the option of the holder, into the Company’s common stock at a conversion price of $2.50 per share. This note is secured by a lien on Global Recycling’s provisional patent application.  The holder was also granted 480,000 warrants at $0.025 per share at the time the note was issued.

Nonpayment of the principal or interest due and payable within 10 days of such amount being due will result in default of the note.  Default may also occur if the Company breaches any material terms of the note, files bankruptcy or ceases operations.  In the event of default, at the holder’s election, the outstanding principal and unpaid accrued interest may be due and payable immediately.

The note matured on August 9, 2010, however, the Company entered into a Forbearance Agreement on August 11, 2010.  This forbearance agreement extended the maturity date of the note to March 31, 2012, and the interest rate was increased to 12.5% per annum, effective March 9, 2010.  Also, the forbearance agreement modified the default terms such that the interest rate on the outstanding principal and unpaid accrued interest would increase to 18% per annum in the event of default. In connection with the forbearance agreement, the holder was granted 400,000 warrants at $.00025 per share with an expiration of December 31, 2011.

The Forbearance Agreement expired on November 30, 2010. Due to default on the terms of the forbearance agreement, the note became payable on demand.  On May 25, 2011, the Company entered into a Second Forbearance Agreement.  The term of the note and the interest rate of 12.5% per annum remained unchanged.  The holder was granted 1,000,000 warrants exercisable at $.0001 per share with an expiration of May 25, 2015.  The warrant agreement provides that the warrant shares shall not be reduced for a reverse stock split.  The Second Forbearance Agreement expires on December 31, 2011.  The Company is not in default on the note.

Pursuant to the Merger Agreement, GlyEco assumed the Convertible Note.

RISK FACTORS

Any investment in our shares of common stock is speculative and involves a high degree of risk.  Before deciding on whether to purchase shares of our common stock, investors should consider all of the information in this Form 8-K,  review all information available, and conduct their own due diligence investigations of the risks of the investment, including, without limitation, the risks summarized below.  If any of the following risks actually materialize, our business, financial condition, liquidity, and results of operations could be materially adversely affected the price of our common stock could decline and you could lose part or all of the value of any of our shares held by you.

Risks Related to Our Business and Financial Condition

If we are unable to obtain additional funding, our business operations will be harmed and if we do obtain additional financing, then existing stockholders may suffer substantial dilution.  We presently do not have sufficient funds to continue with our business strategy and are operating in a scaled-down mode with insufficient funds to continue long-term without additional funding.  We may require additional funds to sustain our operations and institute our business plan.   We anticipate incurring monthly operating expenses, which includes compensation to be paid to executives, additional employees, and consultants, and legal and accounting costs, at an approximate amount of $50,000 per month, for an indefinite period of time.

Additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy.  Even if we do receive additional financing, it may not be sufficient to sustain or expand our development operations or continue our business operations.  We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

We need additional funds to construct or retrofit the Type I facility.  We anticipate that we will need additional proceeds to construct or retrofit and operate the Type I facility.  As a result, we will need additional funds to construct or retrofit the Type I facility and pay operational costs, hire additional staff, and institute our business plan.

We have a limited operating history, and our business model is new and unproven, which makes it difficult to evaluate our future prospects.  Because of our limited history, our proposed operations are subject to all of the risks inherent in a new business enterprise.  We have had limited revenues to date on which to base an evaluation of our business and prospects.  Although our management has experience operating various businesses, there can be no assurance that we will perform in a manner similar to prior projects owned or operated by our management.  In addition, such other businesses’ prior performance is not necessarily indicative of the results that may be experienced by our Company or our stockholders with respect to an investment in our securities.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup of new businesses and the environment in which we will operate.  Some of these risks relate to the potential inability to:

•	remain informed of and maintain compliance with federal, state, local, and foreign government regulations;
•	acquire a sufficient number of customers and generate adequate revenue to achieve profitability;
•	overcome resistance to change by customers; and
•	adapt to rapid technological changes and trends in the glycol recycling industry through research and development.

As a result of our limited operating history, our plan for growth, and the competitive nature of the markets in which we plan to compete, financial projections would be of limited value in anticipating future revenue, capital requirements, and operating expenses.  Further, our planned capital requirements and expense levels are difficult to forecast accurately due to our current stage of development.  To the extent that these expenditures precede or are not rapidly followed by a corresponding increase in revenue or additional sources of financing, our business, operating results, and financial condition may be materially and adversely affected.

If we cannot protect our intellectual property rights, our business and competitive position will be harmed.  Our success depends, in large part, on our ability to obtain and enforce our patent, maintain trade-secret protection and operate without infringing on the proprietary rights of third parties. Litigation can be costly and time consuming. Litigation expenses could be significant. In addition, we may decide to settle legal claims, including certain pending claims, despite our beliefs on the probability of success on the merits, to avoid litigation expenses as well as the diversion of management resources. We anticipate being able to protect our proprietary rights from unauthorized use by third parties to the extent that such rights are covered by a valid and enforceable patent.  We filed an application for a provisional patent for our GlyEco Technology™ processes on August 29, 2011, with the United States Patent and Trademark Office. Our potential patent position involves complex legal and factual questions and, therefore, enforceability cannot be predicted with certainty.  Moreover, if a patent is awarded, our competitors may infringe upon our  patent or trademarks, independently develop similar or superior products or technologies, duplicate our designs, trademarks, processes or other intellectual property or design around any processes or designs on which we have or may obtain patent or trademark protection. In addition, it is possible that third parties may have or acquire other technology or designs that we may use or desire to use, so that we may need to acquire licenses to, or to contest the validity of, such third-party patents or trademarks. Such licenses may not be made available to us on acceptable terms, if at all, and we may not prevail in contesting the validity of such third-party rights.

Any patent application may be challenged, invalidated, or circumvented.  One way a patent application may be challenged outside the United States is for a party to file an opposition.  These opposition proceedings are increasingly common in the European Union and are costly to defend.  To the extent we would discover that our patent may infringe upon a third party’s rights, the continued use of the intellectual property underlying our patent would need to be reevaluated and we could incur substantial liability for which we do not carry insurance.  We have not obtained any legal opinions providing that the technology underlying our patent will not infringe upon the intellectual property rights of others.

We expect to grow through acquisitions, which could dilute our existing stockholders. As part of our business strategy, we expect to acquire other businesses and technologies. In connection with these acquisitions, we may issue a substantial number of shares of our common stock as transaction consideration and also may incur significant debt to finance the cash consideration used for our acquisitions. We may continue to issue equity securities for future acquisitions, which would dilute existing stockholders, perhaps significantly depending on the terms of such acquisitions. We may also incur additional debt in connection with future acquisitions, which, if available at all, may place additional restrictions on our ability to operate our business.

Our ability to realize the anticipated benefits of our acquisitions will depend on successfully integrating the acquired businesses. We expect future acquisitions to require substantial integration and management efforts. Acquisitions of this nature involve a number of risks, including:

•	difficulty in transitioning and integrating the operations and personnel of the acquired businesses;

•	potential disruption of our ongoing business and distraction of management;

•
potential difficulty in successfully implementing, upgrading and deploying in a timely and effective manner new operational information systems and upgrades of our finance, accounting and product distribution systems;

•	difficulty in incorporating acquired technology and rights into our products and technology;

•	potential difficulties in completing projects associated with in-process research and development;

•	unanticipated expenses and delays in completing acquired development projects and technology integration;

•	management of geographically remote business units both in the United States and internationally;

•	impairment of relationships with partners and customers;

•	assumption of unknown material liabilities of acquired companies;

•	customers delaying purchases of our products pending resolution of product integration between our existing and our newly acquired products;

•	entering markets or types of businesses in which we have limited experience; and

•	potential loss of key employees of the acquired business.

As a result of these and other risks, if we are unable to successfully integrate acquired businesses, we may not realize the anticipated benefits from our acquisitions. Any failure to achieve these benefits or failure to successfully integrate acquired businesses and technologies could seriously harm our business.

Litigation brought by third parties claiming infringement of their intellectual property rights or trying to invalidate intellectual property rights owned or used by us may be costly and time consuming. We may face lawsuits from time to time alleging that our products infringe on third-party intellectual property, and/or seeking to invalidate or limit our ability to use our intellectual property. If we become involved in litigation, we may incur substantial expense defending these claims and the proceedings may divert the attention of management, even if we prevail. An adverse determination in proceedings of this type could subject us to significant liabilities, allow our competitors to market competitive products without a license from us, prohibit us from marketing our products or require us to seek licenses from third parties that may not be available on commercially reasonable terms, if at all.

We have not yet produced glycol meeting virgin quality standards in large commercial volumes.  Our ability to produce virgin quality glycol from recycled glycol is a key assumption in having a competitive advantage over other glycol recyclers.  To date, we have not yet produced virgin quality glycol in the large volumes that will be needed to achieve our business plan objectives.  Although we have produced such quality glycol in limited test volumes (e.g., a pilot level of approximately 350,000 gallons), we can provide no assurance that we will be successful in producing large production volumes necessary to achieve our business objectives.  If our GlyEco Technology™ fails to produce glycol at the quality levels projected by our Company, we may not benefit from any competitive advantage over our competitors.

Our business plan and our growth rely on being able to procure significant waste glycol.  To meet our volume growth target of six to seven million gallons over the next two years, we must acquire approximately nine to ten million gallons of waste glycol per year (at an average ethylene glycol concentration of 65.0% to 70.0%), or we must obtain other glycol containing waste or byproduct streams.  Although we believe that waste glycol in excess of the quantities that we will need to support our growth will be available, we cannot be certain that we will be able to obtain such quantities.  Any failure to obtain such quantities could have a material adverse effect on our business, prospects, or financial results.

Our inability to obtain other raw materials, component parts, and/or finished goods in a timely and cost-effective manner from suppliers would adversely affect our ability to process glycol.  We purchase raw materials and component parts from suppliers to be used in the processing of our products.  In addition, we purchase certain finished goods from suppliers.  Changes in our relationships with suppliers or increases in the costs of purchased raw materials, component parts, or finished goods could result in processing interruptions, delays, inefficiencies, or our inability to market products.  In addition, our profit margins would decrease if prices of purchased raw materials, component parts, or finished goods increase and we are unable to pass on those increases to our customers.

We do not have a binding agreement with the West Virginia Facility.  We continue to process glycol in the same manner as under the prior agreement at the West Virginia Facility.  If we and the West Virginia Facility cannot agree to specifications, delivery terms, scheduling, and pricing that are commercially reasonable to both parties, we may not be able to continue processing Type II glycol at the West Virginia Facility.

Our failure to keep pace with technological developments may adversely affect our operations and financial results.  We are engaged in an industry which will be affected by future technological developments.  The introduction of products or processes utilizing new technologies could render our existing products or processes obsolete or unmarketable.  Our success will depend upon our ability to develop and introduce, on a timely and cost-effective basis, new products, processes, and applications that keep pace with technological developments and address increasingly sophisticated customer requirements.  We may not be successful in identifying, developing, and marketing new products, applications, and processes and product or process enhancements.  We may experience difficulties that could delay or prevent the successful development, introduction, and marketing of product or process enhancements or new products, applications, or processes.  Our products, applications, or processes may not adequately meet the requirements of the marketplace and achieve market acceptance.  Our business, operating results, and financial condition could be materially and adversely affected if we were to incur delays in developing new products, applications, or processes or product or process enhancements or if our products do not gain market acceptance.

We may face significant competition.  Currently, there are approximately 25 to 30 small and mid-sized companies throughout North America that recycle glycol, antifreeze, and/or other glycol-based liquids.  None of these companies presently are dominant in the industry and the industry is generally fragmented and in a preliminary stage of development.  However, there can be no assurance that large, well-recognized companies with substantial resources and established relationships will not enter into our market and compete with us.  Although we believe it to be an unlikely scenario, it is possible that a group will attempt to purchase multiple glycol recycling companies as part of an overall roll-up business strategy.  Additionally, potential competitors may have greater financial, technical, marketing, and sales resources that will permit them to (i) react more quickly to emerging product and service offerings and changes in customer requirements, and (ii) devote greater resources to the development, promotion, and sale of competing products or services.  Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share.

We have little control over the prices that we plan to charge for our products.  The prices of glycol are currently high.  The primary force driving these high prices is a tight world-wide supply/demand balance and a shortage of supply/capacity in the United States.  We expect that new plants throughout the world may be opened in 2012 for virgin glycol production.  We expect that these new plants will return supply/demand to a reasonable balance.  Accordingly, we expect that the prices that we will be able to charge for our products will decline over time, which could reduce our revenues and adversely affect our profitability.  Additionally, if our products gain acceptance and attract the attention of competitors, we may experience pressure to decrease the prices we charge for our products, which could adversely affect our revenue and our gross margin.  If we are unable to offer our products at acceptable prices, or if we fail to offer additional products with sufficient profit margins, our revenue growth will slow, our margins may shrink, and our business and financial results will suffer.

Due to the rising cost of ethylene glycol, many antifreeze producers are evaluating base fluids other than ethylene glycol.  The primary candidate is glycerine.  Glycerine is becoming more available in the market because it is a by-product of bio-diesel fuel production, which is growing rapidly in the United States.  Glycerine has properties similar to those of ethylene glycol when it is diluted with water, as in antifreeze. Major changes would have to be made in the industry if it were to shift to an all glycerine base fluid.  If such other base fluids, like glycerine, become accepted in the marketplace, competition could increase, demand could fall, and our prices could be adversely affected.  Accordingly, if such a situation occurs, our revenue growth will slow, our margins will shrink, and our business and financial results will suffer.

Environmental, health and safety requirements could expose us to material obligations and liabilities and affect our profitability. We are subject to federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, and occupational health and safety. The consequence for violating such requirements can be material. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. In addition, if a release of hazardous substances occurs on or from our properties or any offsite disposal location where our wastes have been disposed, or if contamination from prior activities is discovered at any of our properties or third-party owned properties that we or our predecessors formerly owned or operated, we may be subject to liability arising out of such conditions and the amount of such liability could be material. Liability can include, for example, costs of investigation and cleanup of the contamination, natural resource damages, damage to properties and personal injuries.

If the use of our recycled glycol harms people, we could be subject to costly and damaging product liability claims.  We could face costly and damaging claims arising from applicable laws governing our products and operations.  Because our industry is highly regulated, if our products do not comply with regulatory requirements, we may be exposed to product liability risk.  Our product liability insurance may not cover all potential liabilities or may not completely cover any liability arising from any such litigation.  Moreover, we may not have access to liability insurance or be able to maintain the insurance on acceptable terms.

We may not be able to pay off our debt.  As of the date of this Form 8-K,  we are a party to a Secured Convertible Promissory Note (the “Convertible Note”), in the principal amount of $1,000,000.  The Convertible Note will mature on March 31, 2012.  There can be no assurance that we will be able to pay off the interest (calculated at 12.5% annually) due under the Convertible Note, which is due semi-annually.  Moreover, there can be no assurance that we will be able to pay off the principal owed to the holder of the Convertible Note in the event that the holder does not convert the Convertible Note into shares of our Common Stock.

We can make no assurance that we will be able to pay off the principal owed under the Convertible Note at maturity out of our revenue or other operating income.

Additionally, in connection with our outstanding obligations under the Convertible Note, we granted the holder a security interest in and lien on the Patent.  If we default on our obligations under the Convertible Note and the holder of the Convertible Note forecloses on the Patent, we could lose all rights in and to the Patent and such loss could have a material adverse effect upon our ability to achieve our objectives and to otherwise effectuate our business plan..
We may not be able to manage our growth.  We anticipate a period of significant growth as we effectuate our business plan.  This growth could cause significant strain on our managerial, operational, financial, and other resources.  Success in managing this expansion and growth will depend, in part, upon the ability of our management to manage effectively our growth.  Any failure to manage the proposed growth and expansion of our Company could have a material adverse effect on our business, prospects, or financial results.

A continued downturn in the United States economy could have a material adverse effect on our ability to effectuate our business plan and our financial results.  Our ability to achieve our goals depends heavily on varying conditions in the United States economy.  The United States economy is currently experiencing a prolonged downturn and there can be no assurance that the United States economy will emerge from such downturn and experience significant levels of growth in the near future.  Certain end-use applications for glycol experience demand cycles that are highly correlated to the general economic environment, which is sensitive to a number of factors outside of our control.  Additionally, the industrial markets in which we compete are subject to considerable cyclicality, and move in response to cycles in the overall business environment.  Therefore, downturns in the United States economy are likely to result in decreases in demand for our products.  A continued downturn or deepening of the downturn could decrease demand for our products or could otherwise adversely affect the prices at which we charge for recycled glycol.  Moreover, a continued downturn or deepening of the downturn in the specific areas of the economy in which we operate our business, could have a material adverse effect on ability to effectuate our business plan and our financial results.  We are not able to predict the timing, extent, and duration of the economic cycles in the markets in which we operate.

We are dependent upon our key personnel.  Our success is largely dependent upon the personal efforts and abilities of our management and certain other key personnel as the recycled glycol industry is complex.   We are substantially dependent upon the continued services of John Lorenz, our founder, and Chief Executive Officer.  As a director and our Chief Executive Officer, Mr. Lorenz will have significant authority to control our business strategy and our other business decisions.  The holders of any of our equity securities will have no right or power to take part in the management of our Company, unless required by applicable law or our governing documents.  Accordingly, no prospective investor should acquire any of our equity securities without being willing to entrust all aspects of the management of our Company to Mr. Lorenz.  Additionally, we are dependent upon Richard Geib, our Chief Technical Officer.  Mr. Geib is one of the members of our team who has significant contacts and experience in the recycled glycol industry.  As of the date of this Form 8-K, we have not entered into effective Employment Agreements with Messrs. Lorenz and Geib.  The loss of Messrs. Lorenz or Geib could have a material adverse effect on our results of operations and financial condition.  We intend to explore key-man insurance on such individuals, but we presently have no such insurance and there can be no assurance that such individuals are insurable or insurable at commercially reasonable rates.

Our ability to operate our Company effectively could be impaired if we fail to attract additional key personnel. Our ability to operate our businesses and implement our strategies depends, in part, on the efforts of our management and certain other key personnel.  However, our future success will depend on, among other factors, our ability to attract and retain additional qualified personnel, including research professionals, technical sales professionals, and engineers.  Our failure to attract or retain these additional qualified personnel could have a material adverse effect on our business or business prospects.

Messrs. Lorenz and Geib have agreed to certain invention assignment and confidentiality restrictions that we may not be able to enforce.  Messrs. Lorenz and Geib are not parties to and are not restricted by any non-competition or non-solicitation agreement.  As the primary members of our management team, Messrs. Lorenz and Geib will be exposed to all of our confidential information and will develop all of our corporate strategies.  We cannot be certain that Messrs. Lorenz or Geib will not compete with our Company in the future.  Moreover, we cannot be certain that the invention assignment and confidentiality restrictions set forth in the nondisclosure agreements will be enforceable under applicable law.  Even if a dispute arises that is ultimately resolved in our favor, any litigation associated with such invention assignment, and confidentiality restrictions could be time consuming, costly, and distract our focus from effectuating our business plan.

We have engaged Mr. Fuld, who may attract negative publicity as a result of his employment with Lehman Brothers.  Mr. Fuld has been affiliated for the greater part of his career with Lehman Brothers, including serving as the Chief Executive Officer and Chairman of the Board of Directors when Lehman Brothers sought bankruptcy protection in 2008.  If Mr. Fuld suffers adverse publicity in connection with his prior association with Lehman Brothers, such events may reduce the effectiveness of Mr. Fuld’s endorsement of our Company and, in turn, adversely affect our revenue and results of operations.

Market regulation may affect our business plan.  We intend to conduct business in the glycol recycling industry in North America.  We are unable to predict changes in governmental regulations or policies that may influence or inhibit our ability to deliver compliant products and services to market.  The recycled glycol industry is highly regulated and is subject to changing political, regulatory, and other influences.  Forced changes through legislation and regulations adopted by United States, state, or foreign governmental agencies may disrupt our business processes and strategies.  Continued compliance with newly enacted rules and regulations could be costly and require complex changes in our products and operations.  We are unable to predict future rules or regulations with any certainty or to predict the effect they would have on our business, products, or services.  Accordingly, there is significant uncertainty concerning competitive pressures and the impact on our actual and prospective customers.  There can be no assurance that heightened or new regulations will not come into effect or that such regulation will not have a detrimental impact on our Company and our planned business.

Current uncertainty in the global financial markets and the global economy may negatively affect our financial results. Current uncertainty in the global financial markets and economy may negatively affect our financial results. These macroeconomic developments could negatively affect our business, operating results or financial condition in a number of ways which, in turn, could adversely affect our stock price. A prolonged period of economic decline could have a material adverse effect on our results of operations and financial condition and exacerbate some of the other risk factors described herein. Our customers may defer purchases of our products, licenses, and services in response to tighter credit and negative financial news or reduce their demand for them. Our customers may also not be able to obtain adequate access to credit, which could affect their ability to make timely payments to us or ultimately cause the customer to file for protection from creditors under applicable insolvency or bankruptcy laws. If our customers are not able to make timely payments to us, our accounts receivable could increase.

In addition, our operating results and financial condition could be negatively affected if, as a result of economic conditions, either:

•	the demand for, and prices of, our products, licenses, or services are reduced as a result of actions by our competitors or otherwise; or
•	our financial counterparties or other contractual counterparties are unable to, or do not, meet their contractual commitments to us.

Certain conflicts of interests exist.  Certain persons or entities affiliated with the law firms that have acted as corporate counsel or securities counsel and accounting consultants to our Company, directly or indirectly, own shares of our capital stock and/or options or agreements to acquire shares of our capital stock.  Potential conflicts exist by virtue of these ownership positions by professional service providers.

Risks Related to our Common Stock

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future. Any return on investment may be limited to the value of our common stock. We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply. As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, in the event we become a non-accelerated filer, the independent registered public accounting firm auditing our financial statements would be required to attest to the effectiveness of our internal controls over financial reporting. Such attestation requirement by our independent registered public accounting firm would not be applicable to us until the report for the year ended December 31, 2011 at the earliest, if at all.  If we are unable to conclude that we have effective internal controls over financial reporting or if our independent registered public accounting firm is required to, but is unable to provide us with a report as to the effectiveness of our internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. To date, we do not believe that we have obtained the necessary expertise to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 and we may not have the resources to obtain expertise or to ensure compliance.

Our common stock is a "Penny Stock" under the rules of the SEC and the trading market in our securities will be limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.  The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock. In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Global Recycling for the years ended December 31, 2010 and 2009 and for the nine month period ended September 30, 2011 and 2010, should be read in conjunction with the Selected Consolidated Financial Data, Global Recycling’s financial statements, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Company Overview

We are a green chemistry company formed to roll-out our proprietary and patent pending glycol recycling technology.  Branded GlyEco Technology™, our unique technology transforms hazardous materials into profitable green products.  Glycol, a petroleum-based product, is used as a raw material in five industries: automotive antifreeze; polyester manufacturing; aircraft de-icing; HVAC transfer fluid; and medical device sterilization.  During use in these industries, the glycol becomes contaminated with impurities.  Our GlyEco TechnologyTM can recycle waste glycol from all five industries to the ASTM E1177 Type I standard, a purity level equivalent to refinery-grade glycol (i.e. virgin grade) (“Type I”).  Competitors generally recycle waste glycols from only one or two of the five industries and most competitors can recycle waste glycol at best to an ASTM E1177 Type II standard (“Type II”), a standard allowing more impurities than Type I—which is unacceptable to many customers and industries.

Company History

We were originally formed as an Arizona corporation named EnviroSolutions, Inc., in May 2006.  In December 2006, we changed our name to Global Recycling Technologies, Ltd.  In July 2007, we changed our domicile from Arizona to Delaware.

           Our initial business strategy was to acquire, operate and upgrade six glycol recycling facilities and companies in North America with our GlyEco TechnologyTM.  We formed various wholly-owned subsidiaries that entered into asset purchase definitive agreements to purchase these six facilities and companies.  In July 2007, we, through our wholly-owned subsidiary, purchased substantially all of the assets of WEBA Technology Corporation, a Texas corporation (“WEBA”) in consideration for an aggregate of 2,000,000 shares (800,000 post forward split, see stock splits described in last paragraph of this section Company History) of our common stock.  WEBA develops specialty chemical products, including antifreeze additive packages and heat transfer fluid additive packages, and the assets purchased consisted of product formulas, customer lists, and equipment.

           In late 2007, however, the world’s financial markets became volatile.  The ensuing instability led to what we believe became a severe hindrance in our ability to obtain funding on acceptable terms to achieve our acquisition strategy and the business of recycling glycol.  In late 2008, we temporarily abandoned our acquisition strategy, drastically reduced costs, and changed our strategic focus to become operational and produce commercial quality virgin grade glycol out of one facility before seeking further significant funding from the financial markets (see Our Current Business Strategy below).

In June 2010, we sold all of the assets of WEBA back to its original owners in exchange for the return of 1,500,000 shares (600,000 shares, post forward split) of our Common Stock.

On August 29, 2011, we re-filed our application for a provisional patent to protect our GlyEco Technology™ processes—a technology that we believe will provide our Company and our customers and clients with a proven, efficient, cost effective, and tested process of recycling glycol in a way that meets and/or exceeds current industry standards.

On September 7, 2010, we effectuated a 5-for-1 reverse stock split of our common stock. On April 8, 2011, we effectuated a 1-for-2 forward stock split of our common stock.

Our Current Business Strategy

In July 2009, we entered into an agreement with DTC Services, Inc. (“West Virginia Agreement”) to recycle glycol at its facility in West Virginia (“West Virginia Facility”).  Currently, we process approximately 40,000 to 80,000 gallons of Type II glycol per month, and to date, we have recycled approximately 1.4 million gallons of waste glycol.  The West Virginia Agreement provides that the West Virginia Facility owner will process glycol sourced by us to agreed upon specifications, delivery terms, scheduling, and pricing.  The West Virginia Agreement automatically extends for successive one year periods, unless it is terminated by either party upon at least 60 days’ notice given prior to the end of that one-year term.  On July 28, 2010, the West Virginia Agreement was amended to extend the term until September 30, 2010 and in the fourth quarter of 2010, the West Virginia Facility was acquired by C&C Environmental Services (“C&C”). We continue to process waste glycol through C&C at the West Virginia Facility without a formal written agreement under the same terms as the original West Virginia Agreement.

Currently, we receive our feedstock from MEGlobal and MEGlobal Canada. We do not have any contracts with suppliers and each order is placed on a case-by-case basis.  The West Virginia Facility is located next to a railroad line, and the vast majority of feedstock is delivered by rail car, although some feedstock is delivered by truck.

Balance Sheets and Statements of Operations of Environmental Credits.

As filed on Form 10-Q and 10-K since 2007 and through its most recent filing on Form 10-Q as of and the periods ended September 30, 2011; Environmental Credits, Ltd. (“EVCL”) did not conduct any financial activity.  Ventana Capital Partners, Inc. (VCP) has paid all expenses and SEC related filing invoices for EVCL  since it came out of bankruptcy in May 2007.  At that time, all checking accounts were closed by order of the Bankruptcy Trustee. Rather than establishing new bank accounts, Ralph M. Amato, who is the Chief Executive Officer both VCP and EVCL and  a majority stockholder of EVCL and sole owner of VCP, VCP paid EVCL’s expenses in order to keep EVCL’s bookkeeping as simplified as possible rather than loan money directly to EVCL.

All activity contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) relates to the operations of Global Recycling and Environmental Credits on a proforma consolidated basis.  See Exhibit 99.3, as referenced in this Form 8-K, for the proforma consolidated financial statements including the effect of the Reverse Merger that took place on November 21, 2011.

Nine Months Ended September 30, 2011 Compared to the Nine Months Ended September 30, 2010:

	For the Nine Months Ended September 30,
	2011	2010	Change	%
	Unaudited	Unaudited

Net Sales	$498,569	$554,183	(55,614)	(10.0)%
Cost of Goods Sold	372,548	449,529	(76,981)	(17.1)%
Gross Profit	126,021	104,654	21,367	20.4%

Operating Expenses
Executive compensation	287,040	382,330	(95,290)	(24.9)%
Legal and professional fees	119,491	85,510	33,981	39.7%
General and administrative	84,365	86,116	(1,751)	2.0%
Total operating expenses	490,896	553,956	(63,060)	(11.4)%

Other income and (expenses)
Interest income	357	240	117	48.5%
Gain on disposal of fixed assets	16,000	-	16,000	100.0%
Gain on forgiveness of debt	157,399	-	157,399	100.0%
Interest expense	(110,537)	(90,355)	(20,182)	(22.5)%
Total other income and (expenses)	63,116	(90,115)	153,231	(170.0)%

Loss from operations before income tax	(301,759)	(539,447)	214,711)	(44.1)%

Provision for income taxes	50	50	-	-%
Net Loss	$(301,809)	$(539,467)	$214,711	(44.1)%

Revenue

For the nine months ended September 30, 2011, revenues were $498,569 compared to $554,183 for the nine months ended September 30, 2010, a decrease of $55,614 of 10.%.  Revenue was derived from our recycling operations.   We disposed of our subsidiary, effective December 31, 2009, which affected our overall revenue in 2010 and 2011.

Gross Profit

For the nine months ended September 30, 2011, gross profit was $126,021 compared to $104,654 for the nine months ended September 30, 2010, an increase of $21,367 of  20.4%.  The increase is primarily due to the slight decrease in the cost of our products plus there was a 10% decrease in net revenues, which also affected our gross profit.
 Operating Expenses

For the nine months ended September 30, 2011, operating expenses decreased to $490,896 from $553,956 for the nine months ended September 30, 2010, a decrease of $63,060 or 11.4%.  This decrease is primarily due to a decrease in executive compensation while the legal and professional increased by $33,981or 33.7%

Other Expenses

During the nine months ended September 30, 2011, we realized a gain on the disposal of assets of $16,000.

During the nine months ended September 30, 2011, we realized a gain on the forgiveness of debt of $157,399 primarily due the write-of a trade accounts payable.

For the nine months ended September 30, 2011, interest expense increased to $110,537 from $90,355 for the nine months ended September 30, 2010, an increase of $20,182 or 22.5%.  This increase is primarily due to an increase in the stated interest rate from 10% to 12.5% on the convertible loan payable of $1,000,000, which is subject to a forebearance agreement.

Liquidity and Capital Resources

The following summarizes the key components of cash flows for the nine months ended September 30, 2011 and 2010:

	2011	2010
Net cash used in operating activities	$(373,172)	$(179,489)
Net cash used in investing activities	-	-
Net cash provided by financing activities	470,100	176,349
Net change in cash	$96,928	$(3,140)

For the nine months ended September 30, 2011, net cash used in operating activities totaled $(373,172) compared to $(179,489) for the nine months ended September 30, 2010. The increase was primarily due to decreases in accounts payable and decreases in accounts receivable.

For the nine months ended September 30, 2011, net cash used in investing activities was $0, compared to $0 for the nine months ended September 30, 2010.

Net cash provided by financing activities was $470,100 for the nine months ended September 30, 2011, compared to $176,349 for the nine months ended September 30, 2010.  The difference is primarily due to an increase in the purchase of the Company’s stock through its private placement.

The Company has funded its operations through the processing and disposal of waste glycol, as well as related services such as the cleaning of rail cars that deliver waste glycol to our facility.  In addition to funds provided through the Company’s operations, funds have been generated through the sale of shares in the Company through private placements.

We believe that our current levels of cash will not be sufficient to meet our liquidity needs for the next 12 months. We will need additional cash resources in the future if we pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. To satisfy future cash requirements, we expect to seek funding through the issuance of debt or equity securities and the obtaining of a credit facility. Any future issuance of equity securities could cause dilution for our stockholders. Any incurrence of indebtedness will increase our debt service obligations and may cause us to be subject to restrictive operating and financial covenants. It is possible that financing will only be available to us in amounts or on terms that are not favorable to the Company, or not available at all.

Fiscal Year Ended December 31, 2010 Compared to the Fiscal Year Ended December 31, 2009
	For the Years Ended December 31,
	2010 (1)	2009 (1)	Change	%

Net Sales	$686,599	$1,647,159	(960,560)	(58	) %
Cost of Goods Sold	659,523	1,406,787	(747,264)	(53	) %
Gross Profit	27,076	240,371	(213,295)	(89	) %

Expenses
Executive compensations	565,087	699,480	(134,393)	(19	) %
Legal and professional fees	138,332	119,997	18,335	15%
General and administrative	97,864	181,044	(83,180)	(46	) %
Impairment charge	-	2,000,000	(2,000,000)	(100	) %
	801,283	3,000,521	(2,199,238)	(73	) %

Other income and expenses
Interest income	286	2,725	(2,439)	(90	) %
Interest expense	151,275	106,147	45,128	43%
Income (Loss) from operations before income tax	(925,196)	(2,863,571)	1,938,375	(72	) %

Income taxes	-	-	-	-

Net Profit (Loss)	(925,196)	(2,863,571)	1,938,375	(72	) %

(1) The Company’s subsidiary was sold on December 31, 2009.

Revenue

For the year ended December 31, 2010, revenues were $686,599 compared to $1,647,159 for the year ended December 31, 2009, a decrease of $960,560 or 58%.  In 2010, revenue was derived from our reclycing operations.   We disposed of our subsidiary, effective December 31, 2009, which affected our overall revenue in 2010.

Gross Profit

For the year ended December 31, 2010, gross profit was $27,076 compared to $240,371 for the year ended December 31, 2009, a decrease of $213,295 or 89%.  The decrease is primarily due to the disposal of our subsidiary on Decemebr 31, 2009.

 Operating Expenses

For the year ended December 31, 2010, operating expenses decreased to $801,283 from $3,000,521for the year ended December 31, 2009, a decrease of $2,199,238 or 73%.  This decrease is primarily due to the impairement charge of $2,000,000 for the disposal of our subsidiary on December 31, 2009 while executive compensation decreased by 19%, legal fees increased by 15% and general/administrative expenses decreased by 46%.

Other Expenses

For the year ended December 31, 2010, interest expense increased to $151,275 from $106,147 for the year ended December 31, 2009, an increase of $20,182 or 22.5%.  This increase is primarily due to an increase in the stated interest rate from 10% to 12.5% on the convertible loan payable of $1,000,000, which is subject to a forebearance agreement.

Liquidity and Capital Resources

The following summarizes the key components of cash flows for the years ended December 31:

	2010	2009
Net cash used in operating activities	$(275,419)	(627,188)
Net cash used in investing activities	-	-
Net cash provided by financing activities	194,348	12,387
Net change in cash	$(81,071)	(614,801)

For the year ended December 31, 2010, net cash used in operating activities totaled $(275,419) compared to $(627,188) for the year ended December 31, 2009.  The decrease was primarily due to the impairment of long-lived intangible assets related to our former subsidiary, WEBA, for $2,000,000~~.~~

For the year ended December 31, 2010, net cash used in investing activities was $0, compared to $0 for the year ended December 31, 2009.

Net cash provided by financing activities was $194,348 for the nine months ended September 30, 2011, compared to $12,387 for the nine months ended September 30, 2010.  The difference is primarily due to an increase in the purchase of the Company’s stock through its private placement.

The Company has funded its operations through the processing and disposal of waste glycol, as well as related services such as the cleaning of rail cars that deliver waste glycol to our facility.  In addition to funds provided through the Company’s operations, funds have been generated through the sale of shares in the Company through private placements.

We believe that our current levels of cash will not be sufficient to meet our liquidity needs for the next 12 months. We will need additional cash resources in the future if we pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. To satisfy future cash requirements, we expect to seek funding through the issuance of debt or equity securities and the obtaining of a credit facility. Any future issuance of equity securities could cause dilution for our stockholders. Any incurrence of indebtedness will increase our debt service obligations and may cause us to be subject to restrictive operating and financial covenants. It is possible that financing will only be available to us in amounts or on terms that are not favorable to the Company, or not available at all.

Recent Accounting Pronouncements

As of the date of this report, there are no accounting pronouncements that had not yet been adopted by the Company that we believe would have a material impact on our financial statements.

Quantitative and Qualitative Disclosures about Market Risks

None

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Significant Accounting Policies

Our discussion and analysis of financial condition and results of operations is based upon the condensed financial statements included herein, which have been prepared in accordance with US generally accepted accounting principles and the requirements and regulations of the Securities and Exchange Commission. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Significant accounting policies and areas where substantial judgments are made by management include:

Estimates - Management estimates include allowances for doubtful accounts, useful lives for property and equipment, valuation allowances for net deferred income tax assets, and valuation of stock-based compensation awards.

Stock-Based Compensation – We calculate the estimated fair value of its stock options and warrants on the grant date using the Black-Scholes option-pricing model and recognizes the estimated fair value as compensation expense on a straight-line basis over the vesting period. The volatility assumption used in the Black-Scholes option-pricing model is based on the volatility of publicly traded companies in the same industry as us.  The expected term of the options and warrants granted represent the period of time that the options granted are expected to be outstanding. The risk free rate for periods within the contractual life of the option and warrant is based on the U.S. treasury securities constant maturity rate that corresponds to the expected term in effect at the time of grant.

Concentration of Credit Risk – Our cash is maintained in bank deposit accounts which occasionally may exceed federally insured limits. Cash equivalents consist of highly liquid securities with maturities of three months or less when purchased. Q Therapeutics has not experienced any losses with respect to these deposits.

Cash Equivalents – We consider all highly liquid investments with an initial maturity of three months or less to be cash equivalents. During the periods presented, the Company had no cash equivalents.

Income Taxes – We recognize deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

Net Loss Per Common Share – Basic earnings (loss) per share (“EPS”) is calculated by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period.

 Diluted EPS is similar to Basic EPS except that the weighted-average number of common shares outstanding is increased using the treasury stock method to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. Such potentially dilutive common shares include convertible preferred stock, stock options, and warrants. Shares having an antidilutive effect on periods presented are not included in the computation of Diluted EPS.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Prior to the consummation of the Merger, Global Recycling was a privately held company and no market existed for its common stock.

Environmental Credits’ common stock was quoted on the OTC Bulletin Board under the symbol EVCL. On November 21, 2011, GlyEco (formerly Environmental Credits) changed the symbol from EVCL to GLYE.

The following table reflects the high and low prices of the Environmental Credits’ common stock for the two years ended December 31, 2010. Environmental Credits’ common stock commenced trading on October 6, 1998. As of December 31, 2010, Environmental Credits had two market makers.

2010	High ($)	Low ($)

1st Quarter	$5.00	$4.00
2nd Quarter	$2.00	$0.20
3rd Quarter	$2.00	$0.20
4th Quarter	$0.04	$0.01
2009

1st Quarter	$5.00	$0.06
2nd Quarter	$5.00	$0.06
3rd Quarter	$5.00	$0.06
4th Quarter	$5.00	$0.06

Environmental Credits followed the policy of reinvesting earnings, if any, and, consequently, did not paid any cash dividends. At the present time, no change in this policy is under consideration by the Board of Directors of GlyEco. The payment of cash dividends in the future will be determined by the Board of Directors in light of conditions then existing, including GlyEco’s earnings, financial requirements and condition, opportunities for reinvesting earnings, business conditions and other factors.

The number of stockholders of record of Environmental Credits’ common stock on September 30, 2011 was approximately 769.

Principal Accountant Fees and Services.

The aggregate fees billed for the 2010 fiscal year for professional services rendered by Environmental Credits’ independent registered public accounting firm, Stan J.H. Lee, CPA, for the audit of the Environmental Credits’ annual financial statements and review of the quarterly financial statements included in the Company's Form 10-K or 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for such period were $2,500.

The aggregate fees billed for the 2009 fiscal year for professional services rendered by Stan J.H. Lee, CPA for the audit of the Environmental Credits’ annual financial statements and review of the quarterly financial statements included in the Company's Form 10-K or 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for such period were $0.

There were no fees billed for the 2009 and 2010 fiscal year for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company's financial statements.

There were no fees billed for the 2009 and 2010 fiscal year for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning.

There were no other fees billed for the 2009 and 2010 fiscal year for products and services provided by the independent registered public accounting firm, other than the services reported above.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or permissible non-audit services the engagement is approved by the Company's the Board of Directors acting as the audit committee.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Upon the consummation of the Merger, on November 21, 2011, GlyEco, Merger Sub and Global Recycling entered into the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged into Global Recycling with Global Recycling continuing as the surviving entity in the Merger.

As a result of the Merger, each share of capital stock of Global Recycling was converted into one share of common stock of GlyEco. Immediately following the Merger, GlyEco owned 100% of the outstanding capital stock of Global Recycling. In connection with the Merger, GlyEco issued an aggregate of 14,626,241 shares of common stock, of which 11,591,958 shares were issued to the stockholders of Global Recycling and 3,034,283 were issued to non-affiliated third parties

The issuance of 11,591,958 shares of common stock issued to the stockholders of Global Recycling in connection with the Merger was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The Company relied on the following facts to make this exemption available: (i) the common stock were issued to the existing stockholders of Global Recycling, of which no more than 35 were non-accredited investors and therefore did not exceed the maximum purchaser limitation; (ii) the stockholders of Global Recycling were provided with the information provided by Rule 502(b)(2)(vi) of the Securities Act, (iii) the Company did not violate the general solicitation rules; and (iv) all of the securities have the status of securities acquired in a transaction under Section 4(2) of the Securities Act and cannot be resold without registration or an exemption therefrom.

The issuance of 3,034,283 shares of common stock were issued to non-affiliated parties pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuance was an isolated issuance and did not involve a public offering of securities.

Issuances by Global Reclying Technologies, Ltd. of Unregistered Securities within Past Three Years:

Between December 8, 2009 and June 2, 2010, we issued an aggregate of 155,387 shares to a total of nine investors at a price per share of $1.00.  Each investor also received a warrant to purchase one additional share for each share purchased at a warrant strike price of $0.20 per share.    Each investor except one exercised the warrant simultaneous or shortly after purchasing the initial shares, resulting in the additional issuance of 151,387 shares.  The shares and the warrants were issued pursuant to Section 4(2) promulgated under the Securities Act of 1933, as amended, due to the fact that the offering did not involve a public offering of securities.  All investors were “accredited investors” as defined by Rule 501 under the Securities Act.  The investors made investment representations that the shares and warrantes were taken for investment purposes and not with a view to resale.  The certificates evidencing the shares and warrant agreements bore a restrictive legend prohibiting resale other through registration under the Securities Act or an exemption therefrom.

On May 3, 2010, we issued to Richard Geib a warrant in consideration of services rendered pursuant to a Consulting Agreement to purchase 500,000 shares at an exercise price of $0.50 per share.  The warrant contains vesting requirements over five years.  The warrant issued in reliance on the exemption from registration provided by Section 4(2) promulgated under the Securities Act. Mr. Geib represented that he qualified as an “accredited investor” as defined by Rule 501 under the Securities Act.  The warrant agreement was taken for investment purposes and contains resale restrictions and certificate legend requirements.

On dates between June 17,, 2010 and June 28, 2010, we issued to 11 consultants an aggregate of 6,860,000 shares of common stock at a price per share of $0.0001 per share pursuant to warrant agreements issued to them on June 17, 2010.  Many of these consultants were involved in the founding of the Company.  These issuances were made in reliance on the exemptions  from registration provided by  Section 4(2) promulgated under the Securities Act.  The shares are subject to transfer restrictions and the certificates contain legends imposed by virtue of the warrant agreements from which they were issued.

On October 10, 2010, we issued 1,800,000 shares to Kathleen Fuld pursuant to an exercise of warrants issued on November 2, 2009 at a price per share of $0.01 per share.  The warrant and shares purchased were issued in reliance on Section 4(2) promulgated under the Securities Act.  Ms. Fuld represented to us that she qualified as an “accredited investor” as defined by Rule 501 under the Securities Act.

Between February 11, 2011 and June 10, 2011, we issued an aggregate of 445,000 shares to three investors at a price of $ 1.00 per share.  The shares were issued pursuant to Section 4(2) promulgated under the Securities Act.  All investors represented that they qualified as “accredited investors” as defined by Rule 501 under the Securities Act.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The share certificates contain legends with restrictions on resale.

On May 25, 2011, we issued a warrant to Leoid Frenkel to purchase 1,000,000 shares at a strike price of $0 .01 per share.  The warrant expires on May 25, 2015.  The warrant was issued in connection with a Forbearance Agreement related to previous debt funding.  The warrant was issued in reliance on the exemption from registration provided by Section 4(2) promulgated under the Securities Act.  Mr. Frenkel qualified as an “accredited investor” as defined by Rule 501 of the Securities Act.

On June 27, 2011, we issued warrants to purchase an aggregate of 831,124 shares of common stock to ten key consultants  of the Company.  The warrants have a strike price of $1.00 per share and expire on June 27, 2021.  The warrants were issued in reliance on Section 4(2) promulgated under the Securities Act.    The warrant agreement contain investment representations by the holders that the holders are “accredited investors” and contain resale restrictions and legend requirements for the stock certificates to be issued thereunder reciting the resale restrictions.

On June 27, 2011, we issued options (in the form of warrants) from our stock plan to 15 employees or key consultants to purchase an aggregate of 742,606 shares of common stock at an exercise price of $1.00 per share.  The options expire on June 27, 2021.  The options were issued pursuant to Rule 701 as securities issued pursuant to compensatory arrangements.  The warrant agreements contain requirements for legends on certificates reflecting restrictions on resale.

On October 25, 2011, we issued options from our stock plan to 20 employees or key consultants to purchase 2,975,000 shares of common stock at an exercise price of $0.50 per share.  The options expire on October 25, 2021.  The options are subject to vesting requirements 55% at time of grant and 15% each year thereafter for 3 years.  The options were issued pursuant to Rule 701 as securities issued pursuant to compensatory arrangements.  The option agreements contain requirements for legends on certificates reflecting restrictions on resale.

On November 9,  2011 and November 18,  2011, we issued an aggregate of 110,000 shares to two investors at a price of $0.50  per share.  The shares were issued pursuant to Section 4(2) promulgated under the Securities Act.  All investors were “accredited investors” as defined by Rule 501 under the Securities Act.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The share certificates were legended with restrictions on resale.

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

Dismissal of Stan J. H. Lee, CPA

Effective immediately upon the consummation of the Merger on November 21, 2011, the Company dismissed Stan J. H. Lee, CPA (“Stan J. H. Lee”) as its independent registered public accounting firm. Stan J. H. Lee had previously been engaged as the independent registered public accounting firm to audit Environmental Credits’ financial statements. The reason for the dismissal of Stan J. H. Lee is that, upon the consummation of the Merger, (i) the former stockholders of Global Recycling owned a majority of the outstanding shares of the Company’s common stock and (ii) Global Recycling’s business became the primary business of the Company.  It was more practical that Global Recycling’s independent auditors be engaged, going forward.

Stan J. H. Lee’s audit reports on the financial statements for the Company’s past two years did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, other than a “going concern” qualification.

The termination of Stan J. H. Lee as the Company’s independent registered public accounting firm was approved by the Company’s Board of Director on November 18, 2011.

The Company and Stan J. H. Lee did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the last two fiscal years and subsequent interim periods through the date of dismissal, which disagreements, if not resolved to the satisfaction of Lee, would have caused it to make reference to the subject matter of the disagreements in connection with its reports

During the last two fiscal years and subsequent interim period preceding the Company’s dismissal of Stan J. H. Lee, there were no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company requested Stan J. H. Lee to furnish a letter addressed to the SEC stating whether it agrees with the statements made by us regarding Stan J. H. Lee. A copy of Lee’s letter to the SEC is filed as Exhibit 16.1 to this Form 8-K.

Engagement of Jorgensen & Company

Upon the consummation of the Merger, on November 21, 2011, the Company engaged Jorgensen & Company to serve as its independent registered public accounting firm, effectively immediately.

The appointment of Jorgensen & Company as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on November 18, 2011.
Prior to engaging Jorgensen & Company, the Company had not consulted Jorgensen & Company regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on its financial statements or a reportable event, nor did the Company consult with Jorgensen & Company regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

As described in Item 2.01, on November 21, 2011, GlyEco entered into the Merger Agreement with Merger Sub and Global Recycling. Pursuant to the Merger Agreement, Merger Sub merged with and into Global Recycling with Global Recycling being the surviving corporation. Upon the consummation of the Merger, the Company acquired 100% of outstanding equity securities of Global Recycling. The Agreement is filed as an exhibit to this Form 8-K.

Ralph M. Amato was the sole officer and director of the Company prior to the Merger. Upon the consummation of the Merger, Mr. Amato resigned as a director and executive officer of the Company and John Lorenz, the Chief Executive Officer, President and Chairman of Global Recycling, replaced Mr. Amato as the Chief Executive Officer, President and Chairman of Board of Directors of GlyEco, Inc. The Merger Agreement provides that James Flach, Michael Jaap, and William Miller will also be directors of the Company upon the consummation of the Merger. The Merger Agreement also provides that Kevin Conner will be the Chief Financial Officer and Richard Geib will be the Chief Technical Officer~~.~~ of GlyEco, both of whom shall take office effective upon the consummation of the Merger.

Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS AND APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Ralph M. Amato was the sole officer and director of the Company prior to the Merger. Upon the consummation of the Merger, Mr. Amato resigned as a director and executive officer of the Company and John Lorenz, the Chief Executive Officer, President and Chairman of Global Recycling, replaced Mr. Amato as the Chief Executive Officer, President and Chairman of Board of Directors of GlyEco, Inc. The Merger Agreement provides that James Flach, Michael Jaap, and William Miller will also be directors of the Company upon the consummation of the Merger. The Merger Agreement also provides that Kevin Conner will be the Chief Financial Officer and Richard Geib will be the Chief Technical Officer~~.~~ of GlyEco, both of whom shall take office upon the consummation of the Merger.

The members of the Board of Directors of the Company will hold office for a period of one year or until his/her successor is elected and qualified. The officers of the Company are appointed by our Board of Directors and hold office until their death, resignation or removal from office. A summary of the composition of the Company’s directors and executive officers, their ages, positions held, are as follows:

The following table set forth information about the Company’s new executive officers and directors:

Name	Age	Position	Director Since
John Lorenz	68	Chief Executive Officer, President and Chairman	November 21, 2011
James Flach	64	Director	November 21, 2011
Michael Jaap	55	Director	November 21, 2011
William Miller	48	Director	November 21, 2011
Kevin Conner	49	Chief Financial Officer	-
Richard Geib	64	Chief Technical Officer	-

John Lorenz – Chairman and Chief Executive Officer.  Mr. Lorenz has been the co-founder, Chief Executive Officer, President and sole director of Global Recycling Technologies since its formation in May 2006. Mr. Lorenz is experienced in identifying and managing new technologies, financing industry consolidations and acquisitions, and providing initial financing for such ventures.  Mr. Lorenz has served as a founder and management, financial and strategic consultant to a number of emerging, public and private companies. Mr. Lorenz founded Environmental Waste of America, Inc. (“EWA”) in 1986, where he participated in virtually all management aspects of the solid waste industry, including acquisitions and integration.  He served as President, Chief Executive Officer, and a director of EWA between 1986 and 1997 until its merger with Envirofil, Inc., a public company that is now Waste Management, Inc.  In addition, Mr. Lorenz was formerly a founder, director, and Chief Executive Officer of Automotive Services of America. Earlier in his career, Mr. Lorenz worked as a financial, marketing, and political consultant, doing media, market, and public opinion research.  Mr. Lorenz has articles on diachronic survey research, and is an author and editor of the book, The Political Image Merchants, published in 1971.  Mr. Lorenz is an “inventor” on patents and is a frequent lecturer at Universities in the United States on capital, financial strategies, and equity development.  Mr. Lorenz holds an Adjunct Professorship at Marylhurst University, and is preparing a book for publication in 2014 on financial strategies in challenging economic environments. Mr. Lorenz is an active tri-athlete and regularly competes in triathlons and marathons in the US.  Mr. Lorenz holds an undergraduate degree with honors from the University of Portland, and a master’s degree from the University of Chicago.

Jim Flach – Director.  Mr. Flach has held a wide range of positions in the communications and software industries over the last thirty years.  A partner with Accel for ten years, he was formerly Chairman of Agile Networks (Lucent), Netlink (Cabletron), Sentient Networks (Cisco), Teleos Communications (Madge Networks), and Vivo Software. Jim has served as CEO of Terraspring, Teleos, Bandwidth9, Hybrid Networks, Redback Networks, and Sentient Networks. He also serves on the board of Bandwidth9, CenterBeam, GoDigital Telecommunications, Hybrid Networks, P-Cube, Primarion, Vertical Networks, and Terraspring.  Previously, Jim was Vice President of Intel where he was General Manager of the Personal Computer Enhancement Division. He came to Intel in 1989 when Intel acquired his communications company, Jupiter Technology, where he had been CEO since 1986. Prior to joining Intel, Jim held numerous business and technical positions during a seventeen-year career at Xerox Corporation, including Vice President of Systems Engineering, and Vice President and General Manager of the Network Systems Business Unit, and was responsible for the worldwide P&L of the Xerox Network business.  Jim holds a B.S. degree in Physics from Rensselaer Polytechnic Institute and an M.S. degree in Applied Mathematics from the Rochester Institute of Technology.

Michael Jaap – Director.  Mr. Jaap has had an extensive career in the field of non ferrous scrap metal recycling, including the areas of copper recycling and copper related raw material feed procurement.  Mr. Jaap has worked with companies such as Amax Copper, where he held positions of purchasing copper and precious metal based scrap. Mike also worked for Commercial Metals, where he ran the yard operations of their Los Angeles facility.  Mr. Jaap worked for Metal Traders, Warrenton Refining Company, owned by Phillip Anschutz.  Mr. Jaap was involved with scrap copper procurement and copper ingot sales. Cyprus Copper Company acquired Warrenton, and Mr. Jaap worked for the Cyprus Copper Division in Phoenix AZ.  The sale of Warrenton by Cyprus prompted Mr. Jaap to set up his own companies over the next 19 years.  These companies include Copper Consulting Industries, DeReelTech, Southwest Metals, Commodity Choppers, INTL Sieramet, Carbontech, JPH LLC and other ventures not specific to the recycling industry.  Mr. Jaap currently owns and operates a copper recycling facility in Indiana, and is an active member of Southwest Metals in Glendale, AZ.  Mr. Jaap is a graduate of Michigan State University with a BS in Microbiology and Public Health.

William J. Miller – Director, Senior VP Strategic Planning and Facilities Development.  Mr. Miller was the founder and CEO of AutoXray from its beginning in 1994 to its sale in 2004.  AutoXray pioneered low cost diagnostic scan tools for automobile computers.  The company’s products were selected Popular Mechanics Editor’s choice 6 out of 7 years, and were featured in the Wall Street Journal, USA Today, and many of the PC Magazines, as well as CNN and Motor Trend television.  During that time Mr. Miller was selected as an Ernst and Young Entrepreneur of the Year, and the company received the Spirit of Enterprise Award from the WP Carey School of Business at Arizona State University.  Prior to his endeavors with AutoXray, Mr. Miller worked in the semiconductor industry and in Europe in the lift truck industry.  He holds a Computer Engineering Degree from the University of Arizona.  Mr. Miller is an active angel investor in select companies and selectively provides consulting to emerging companies.

Kevin J. Conner – Chief Financial Officer.  Mr. Conner was appointed as the Chief Financial Officer of the Company upon consummation of the Merger.  On September 23, 2011, the Board of Directors of Global Recycling appointed Kevin Conner as the Chief Financial Officer of Global Recycling. Since 1991, Mr. Conner has been the managing director of Conner & Associates, PC and its affiliated corproate finance advisory firm, Conner LLP. (“Conner”)  Mr. Conner is responsible for managing engagements in which the professionals of Conner provide SEC consulting and assurance services, mergers and acquisitions consulting services, litigation consulting services, business valuations and domestic/international taxation for SEC issuers, private companies, high net worth and accredited individuals and law firms. Since November 2005, as a registered firm of the Public Company Accounting and Oversight Board (PCAOB) and prior to that time as a member firm of the SEC Practice Section of the American Institute of Certified Public Accountants. Conner & Associates, PC has been the SEC audit firm or consultants to private companies and SEC issuers, on matters of going public through S-1 registration statements, Form 10 filings, Reverse Mergers and advisors on traditional Mergers and Acquisitions through its affiliate, Conner LLP. Since 1994, Mr. Conner is also a general partner of Westrock Partners, a private investment firm that holds a portfolio of public and private companies.  Prior to Conner and Westrock, Mr. Conner held senior level positions with regionally recognized certified public accounting firms and an international bank. Mr. Conner holds an MS in Taxation from Philadelphia University (highest honors) and BS in Business Administration/Accounting from West Chester University of Pennsylvania along with being licensed to practice as a CPA in the State of New York and the Commonwealth of Pennsylvania.  Mr. Conner continues to be retained as a qualified expert witness on several business matters and he has provided speaking engagements along with writing on litigation and tax matters.

Richard Geib – Chief Technical Officer.  Mr. Geib was appointed as the Chief Technical Officer of the Company upon the consummation of the Merger. Mr. Geib has served as Global Recycling’s Director of Technology and Development since July 2007. Since 2002 through current, Mr. Geib has served as the President of WEBA, which develops advanced additive packages for antifreeze and heat transfer fluid and used glycol treatment processes, including re-distillation and recovery technology.  Under Mr. Geib’s direction, WEBA launched its additive sales into Canada and Mexico.  From 1998 through 2002, Mr. Geib served as President of Additives Inc., a former chemical division of Silco Distributing Co., where he developed new products, added many domestic customers, began industry trade show participation, became chairman of ASTM Coolants Committee, and established a laboratory, customer service, production, and sales department.  From 1994 to 1998, Mr. Geib served as the Manager of the Chemical Division of Silco Distributing Company, where he developed and grew his division, developed products, designed a production plant, negotiated contracts for outside production, wrote marketing and technical literature, developed and implemented a sales program, arranged freight, and managed cash flow.  From 1990 to 1994, Mr. Geib served as the President of Chemical Sales Company.  From 1969 through 1989, Mr. Geib held several positions with Monsanto Company, including, Director of Sales, Detergents and Phosphates Division; Director, Process Chemicals, Europe/Africa Monsanto’s Europe/Africa Headquarters, Brussels, Belgium; Strategic and Financial Planning Director, Process Chemicals Division; Business Manager for Maleic Anhydride, Chlor-Alkali, Phosphate Esters, Fumaric Acid, etc.; Plant Manager Monsanto’s W.G. Krummrich Plant; Operations Superintendent Monsanto’s W.G. Krummrich Plant; Production Supervisor for the 4-Nitrodiphenylamine Chlorine and Caustic Soda/Potash plants; and Design and Plant Engineer World Headquarters.

Key Consultants

           Global Recycling engages consultants to manage our business and operations.  Specifically, Global Recycling relies upon these key consultants, as follows.

Todd L. Smith –Senior VP Sales, Mergers & Acquisitions.  From 1995 to 2008, Mr. Smith served as President of Northeast Environmental Services, Inc. (“NES”), located in Cumberland, Rhode Island.  NES specialized in the recycling of used engine coolants, and the distribution of recycled automotive antifreezes, as well as various other collection and disposal services offered to the customer base.  Mr. Smith was responsible for all aspects of the NES operations, and by 2007, NES had gone from its infancy to achieving $5,000,000 in gross revenues.  Mr. Smith supervised the daily operations, research and development, and finances of NES.  Additionally, Mr. Smith was directly involved in the development of a sales force that led to a customer base of over 3,000 clients, maintaining account relations and retention, and the expansion of NES from a 100 mile radius to the entire Northeastern United States.  In 2000 and 2003, Mr. Smith was nominated for the Small Business Association Entrepreneur of the Year Award.

Richard S. Fuld, Jr. – Strategic Operation and Development Consultant. Mr. Fuld has been chairman of Matrix Advisors since its inception in April of 2009.  Previously, Mr. Fuld was chairman of the Board of Directors of Lehman Brothers Holdings Inc. and Lehman Brothers Inc. from 1994 to 2008. He also served as chief executive officer of Lehman Brothers Inc. from 1993 to 2008, which commenced a Chapter 11 bankruptcy proceeding in September 2008. During that time, Mr. Fuld was also chairman of the Lehman Brothers’ Executive Committee.  Mr. Fuld was president and chief operating officer of Lehman Brothers Holdings Inc. and Lehman Brothers Inc. from 1993 to 1994. He was president and co-chief executive officer of the Lehman Brothers Division of Shearson Lehman Brothers Inc. from 1990 to 1993. Mr. Fuld was a vice chairman of Shearson Lehman Brothers from 1984 until 1990 and has been a director of Lehman Brothers Inc. since 1984. He joined Lehman Brothers in 1969.  Mr. Fuld presently sits on the Board of Trustees of New York Presbyterian Hospital and is a member of The Business Council. Mr. Fuld served on the Board of Directors of the Federal Reserve Bank of New York from 2005 until 2008. He was also a member of the International Business Council of the World Economic Forum. In addition, he previously served on the Board of Trustees of Middlebury College and the Board of Directors of the Robin Hood Foundation.  Mr. Fuld received his B.A. from the University of Colorado and his M.B.A. from the New York University Stern School of Business.

John M. Darcy – Senior VP Management.  Mr. Darcy is a CEO level executive with global experience managing in Fortune 100 environments, non-performing situations and younger rapid growth companies.  His expertise is in industries driven by marketing, technology and manufacturing, and he has successfully grown companies in food, pharmaceuticals, specialty chemicals, computer software, and e-commerce.  Mr. Darcy founded and ran several entrepreneurial ventures, including WorldPrints.com, Triump Pharmaceuticals, Penwest, Aegis, and MyInks.com.  Previously, Mr. Darcy was asked to re-structure Avis Enterprises, an underperforming $1.8 billion conglomerate with holdings in automotive, sporting goods, electronics, commercial real estate and other areas. As President, Mr. Darcy exceeded targets by focusing on market driven priorities, targeting superior financial returns, installing strong management throughout, consolidating or divesting underperforming subsidiaries, and improving financial controls.  Earlier, Mr. Darcy was Group General Manager and Corporate Vice President at Carnation/Nestle where he was responsible for three operating divisions including eight manufacturing facilities generating over $2 billion in revenue. Products under his responsibility included Coffee Mate, Carnation/Nestle Hot Cocoa, Carnation Instant Breakfast, Carnation Milk Products, food service product lines and others.  Mr. Darcy has a B.A. from State University of California, Los Angeles.

Michael Hool - General Counsel.  Mr. Hool’s practice is focused primarily on corporate and commercial representation, securities, finance and venture capital, mergers and acquisitions, corporate governance maters, and all aspects of counseling emerging growth companies.  A large portion of Mr. Hool’s practice is focused on representing established and emerging entities whose principal asset is intellectual property.  Mr. Hool has significant experience in joint ventures and partnering transactions for companies of all sizes and types.  Mr. Hool also has broad merger and acquisition experience, ranging from large hundred million dollar transactions such as the acquisition and financing of an NHL hockey franchise, the sale of health care systems, to the acquisition and sale of a large variety of large and small enterprises.  Mr. Hool has assisted clients in structuring many different types of venture relationships, including: (i) structuring a joint venture of seven health care systems; (ii) creating an intellectual property consortium whose members included the United States Army, universities, and fortune 500 companies; and (iii) creating manufacturing and research joint ventures between United States companies and those in Mexico and India.  Mr. Hool also has counseled boards of directors and stockholders of public and private companies on a broad variety of corporate matters.  Mr. Hool provides services through the firm Hool Law Group, PLC.  Mr. Hool oversees general corporate and contract matters and the Company engages with special securities counsel for the Company or matters related to public securities filings.

Janet Carnell Lorenz – Senior VP Corporate Development and Marketing.  Ms. Lorenz founded CyberSecurity Group, Inc. (dba Market Tactics) in 2000 to assist develop technologies into innovative and marketable products. She has synthesized a twenty-one year background in computer systems engineering, corporate development and marketing into a resource for creativity and business acumen. Clients include Apple’s iPhone application developers center and Digital Ghost.  She provides in-depth knowledge of corporate branding, market validation, product development and positioning, consumer sales, and viral marketing. She has placed dozens of successful product lines with retailers including Best Buy, Office Depot, Amazon.com and Costco Wholesale.  Prior to founding CyberSecurity Group, Inc., she was a founding partner at a top ranked marketing representative's firm.  She created the company’s international sales division, devising channel and localization strategies which grew sales to over $40 Million per year.  Clients included Hewlett-Packard’s PC division, Hitachi Hard Drives, Creative Labs, Lexmark Printers, PNY Electronics, Umax Technologies, and Fuji Digital Cameras.  She attended the University of Washington receiving her Bachelor of Arts in Business Administration, has earned several technical certifications, and is an authorized instructor for a number of computing platforms.

Rick Opler – Real Estate and Financial Analysis.  Since 1998, Mr. Opler has worked in real estate development.  Previously Mr. Opler held careers as a commercial real estate agent, VP of Finance for a technology startup firm, and VP of a business consulting and venture capital firm.  He also served as director at certain companies.  From 1977 to 1985 he worked at World’s Finest Chocolate.  Mr. Opler received a Bachelor’s degree from Duke University in 1977 and a Master’s degree in business from the University of Chicago in 1981.

Fred Gretsch – Financial Analysis.  Mr. Gretsch has served as President and CEO, CFO, Treasurer and Corporate Secretary for companies in various industries. As a Tatum Partner, he completed a CFO assessment of a CFO for a logistics’ company, was the interim CFO for a privately held ten-year old study abroad company, and was the CFO of a candy and tobacco products distribution company (a London Stock Exchange, AIM listed company). He was the President and CEO of Southwest Storage & Distribution Company L.L.P., for five and a half years and assisted the partners in its sale in early 2006. Prior to joining Tatum, Mr. Gretsch was Treasurer for ON Semiconductor. As Chief Financial Officer, Treasurer and Corporate Secretary for Futech Interactive Products, Inc./Janex International, Inc., a $25 million revenue children’s products company, he handled all mergers & acquisitions and due diligence activities on seven companies and filed an S-4 that included the merger of five companies. While Director of Finance, Treasurer for Vail Associates, Inc./Vail Resorts, Inc., a $190 million ski company, he completed negotiations on an oversubscribed $340 million syndicated bank credit for the acquisition of Ralston Resorts.  Mr. Gretsch was Corporate Director, Treasury Operations for General Dynamics and served as President and Director of its three finance companies.  Mr. Gretsch holds a Masters of Business Administration in Production Systems from Columbia’s Graduate School of Business and a Bachelor of Arts in Economics from Georgetown University.

Alicia Williams Young, Esq. – VP Internal Operations and Corporate Controller.  Ms. Young is an attorney, accountant and business consultant.  She has a Juris Doctor from the University of Southern California, and a Bachelor of Science in Accounting and Management Information Systems from the University of Arizona.  She is currently licensed to practice law in the State of Arizona.  Ms. Young assists companies with the development of business processes and the management of day-to-day operations.  She works with clients to (i) implement the company’s strategic vision; (ii) develop internal business processes; (iii) manage stockholder relationships and documentation; (iv) maintain and build supplier and customer relationships; (v) ensure smooth and efficient coordination of logistics; (vi) manage and coordinate company accounting, financial planning and budget management functions; and (vii) prepare annual reports and financial statements to ensure the company meets all state and federal requirements.  Ms. Young has extensive experience in project management and software development methodologies.  Prior to working with Global Recycling Technologies, Ms. Young worked in project management and software development at Intel Corporation, developing software solutions that were deployed throughout the company for supply chain management.  Ms. Young also worked in project management at IBM, developing hardware and software products for the commercial market.

Grant Sahag, Esq. – VP International Development.  Mr. Sahag is a business attorney who specializes in providing strategic business development advice to emerging growth companies.  Mr. Sahag’s practice focuses in the areas of business formation, corporate governance, intellectual property, strategic partnerships, and international development.  Mr. Sahag’s past clients include technology start-ups, car dealerships, local and international universities, high school districts, non-profit charities, and several professional athletes.  Mr. Sahag has co-lead several international initiatives, including the expansion of retail franchises into Mexico, the development of a top 100 law firm’s China practice, and a supply-chain logistics strategy for a non-profit in east Africa. Mr. Sahag received a Juris Doctor from Arizona State University, specializing in business law, and a B.S. in Business Administration from the University of Arizona, majoring in finance and entrepreneurship.  Mr. Sahag is President and Chairman of the non-profit charity Success Through Sports.

Eric Menkhus, Esq. – VP Stockholder Relations and HR. As Director of the Innovation Advancement Program since 2004, Mr. Menkhus works with students from across Arizona State University – the Sandra Day O'Connor College of Law, W.P. Carey School of Business, Ira A. Fulton School of Engineering, the College of Liberal Arts and Sciences, and Barrett, The Honors College – to provide essential services to technology start-up companies and entrepreneurs with ties to Arizona.  Mr. Menkhus speaks on a wide array of topics to a broad spectrum of audiences, including guest lecturing in engineering and business courses on legal topics such as business-entity formation and intellectual property protection. He also teaches the Legal Studies course in the W.P. Carey Evening MBA Program and has been invited to multiple conferences and panel discussions associated with the Ewing M. Kauffman Foundation.  Mr. Menkhus joined the College faculty in 2006.  Previously, he worked as an Industrial Engineer and Project Manager at American Express, is Six Sigma trained, was a founding member of a web-design firm, and also worked in the real-estate industry.

Significant Employees

           None

Family Relationships

None

Involvement in Certain Legal Proceedings

Other than disclosed below, none of our executive officers, directors or named consultants has, during the past five years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

On September 15, 2008, Lehman Brothers filed for protection under Chapter 11 of the United States Bankruptcy Code. Richard J. Fuld, Sr, a key consultant to our Board of Directors, has been affiliated for the greater part of his career with Lehman Brothers, including serving as the Chief Executive Officer and Chairman of the Board of Directors when Lehman Brothers sought bankruptcy protection in 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Prior to the consummation of the Merger,  none of Environmental Credits executive officers, directors or greater than 10% stockholders filed the required reports in a timely manner.

Employment Agreements

           None.

Consulting Agreements

           Richard Geib - On May 3, 2010, Global Recycling entered into a Consulting Agreement with Richard Geib (“Geib”).  The term of the Consulting Agreement is for one year and for a period of five years automatically renews for an additional year at the end of each one-year term unless earlier terminated by either party pursuant to the Consulting Agreement.  Pursuant to the Consulting Agreement, Geib will hold the position of Chief Technical Officer and oversee all scientific and technical issues within Company. Geib’s duties include but are not limited to the following: (i) further development of Company’s glycol recycling technology; (ii) assist in creating a strategic plan for the commercialization of Company’s glycol recycling technology; (iii) report to the Chief Executive Officer; and (iv) perform such other duties and services as directed by the Chief Executive Officer from time to time.

           In consideration of the services provided by Geib, the Company issued to Geib a warrant to purchase up to 500,000 shares of common stock of the Company at an exercise price of $0.50 per share.  The warrant vests in equal installments of 100,000 each year, commencing March 3, 2010 and at the end of each annual vesting period for which services were performed, the Company will issue a new warrant to purchase an additional 100,000 shares of common stock. In each instance, the warrant will expire five years from the date of vesting.

           Conner LLP - On September 23, 2011, Global Recycling entered into a Consulting Agreement with Conner LLP (“Conner”). The term of the Consulting Agreement is from September 23, 2011 until November 15, 2012, unless earlier terminated by either party pursuant to the Consulting Agreement. Pursuant to the Consulting Agreement, Mr. Kevin J. Conner will hold the position of Chief Financial Officer and with the assistance of the professionals of Conner, LLP will oversee the financial issues and reporting requirements for the Company.  Conner’s duties include, but are not limited to the following: (i) assist management of the Company (post‐merger) in the financial due diligence on future potential mergers and acquisitions, (ii) assist management of the Company in drafting the Form 10‐Qs and related financial statements (post‐merger and acceptance of the 8‐K by the SEC) through the quarterly period ending September 30, 2012, (iii) assist management of the Company and its SEC legal counsel in drafting the Form 10‐K and related financial statements as of and for the year ending December 31, 2011, (iv) assist management of the Company in its post‐merger period to integrate its financial reporting systems.

           In consideration of the services provided by Conner, the Company issued to Westrock Partners, an affiliate of Conner LLP stock options to purchase 75,000 shares of the common stock of the Company at an exercise price of $0.50 per share for 75 hours of work prior to December 31, 2011.  Of the 75,000 shares, 55% vested immediately, with the remaining to vest at a rate of 15% per year for the next three years, commencing October 25, 2012.  In addition, Conner will be paid $5,000 per month for 20 hours of work, beginning after the first round of financing is obtained, or December 31, 2011, whichever is earlier, until November 15, 2012. If the number of hours is exceeded on a monthly, non-cumulative basis, a discounted hourly rate will be charged.

           Ventana Capital Partners – On April 8, 2011, Global Recycling entered into a Consulting Agreement with Ventana Capital Partners (“Ventana”).   The term of the Consulting Agreement is for two years and can be terminated subject to the cancellation provisions in the agreement.  Ventana will assist the Company in obtaining additional capital and facilitating investor relations, communications and public relations to investors.

           In consideration of the services provided by Ventana, Ralph Amato will retain 7,000,000 shares of the Company’s common stock.  For financing transactions the Company agrees to pay a fee of ten percent (10%) of the transaction plus ten percent (10%) warrant coverage equal to the total amount of the funding plus a three percent (3%) non-accountable expense allowance.

           Winthorp Capital Group – On June 10, 2011, Global Recycling entered into a Consulting Agreement with Winthorp Capital Consulting (“Winthorp”).  The term of the Consulting Agreement is one year and can thereafter be terminated at any time by either party.  The Company has agreed to pay a fee not to exceed $65,000, payable upon certain financing conditions, for the aforementioned services and has agreed to issue a warrant to purchase 100,000 shares of common stock under a cashless exercise price of $1.00 per share.

Audit, Nominating and Compensation Committees

Our Board of Directors has not formally established separate audit, nominating or compensation committees though they perform many of the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form standing nominating and compensation committees and nominate other directors to serve on its audit committee.

Code of Ethics

Our Board of Directors has not established a Code of Ethics but intends to do so in the near future.

Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions:

None reportable under Item 404 of Regulation S-K

Director Independence:

Ralph M. Amato was the sole officer and director of the Company prior to the Merger. Upon the consummation of the Merger, Mr. Amato resigned as a director and executive officer of the Company and John Lorenz, the Chief Executive Officer, President and Chairman of Global Recycling, replaced Mr. Amato as the Chief Executive Officer, President and Chairman of Board of Directors of GlyEco, Inc. The Merger Agreement provides that James Flach, Michael Jaap, and William Miller will also be directors of the Company upon the consummation of the Merger. The Merger Agreement also provides that Kevin Conner will be the Chief Financial Officer and Richard Geib will be the Chief Technical Officer of GlyEco upon the consummation of the Merger.

Our determination of independence of our directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. James Flach, Michael Jaap and William Miller are deemed “independent” as that term is defined in Section 5605 of the NASDAQ Marketplace Rules as required by the NASDAQ Stock Market. John Lorenz is not an “independent director” due to the fact that he is also an executive officer of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock upon consummation of the Merger by (i) each person known by the Company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares that a stockholder has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days.

	Beneficial Onwership of Global Recycling Common Stock (Pre – Merger)		Beneficial Ownership of GlyEco, Inc. Common Stock (Post-Merger)
Name and Address (1) of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock (2)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock (3)

Executive Officers and Directors
John Lorenz	4,393,780(4)	34.41%	4,393,780 (4)	19.27%
--CEO, President, Secretary, Treasurer and Chairman of the Board of Directors

Kevin Conner –Chief Financial Officer	41,250(5)	*	41,250(5)	*

Richard Geib --Chief Technical Officer	414,900(6)	3.49%	414,900(6)	1.89%

James Flach --Director	352,500(7)	3.03%	352,500(7)	1.63%

Michael Jaap --Director	81,000(8)	*	81,000(8)	*

William Miller --Director	1,212,500(9)	10.29%	1,212,500(9)	5.56%

Executive Officers and Directors as a group (6 persons)	6,495,930 (4) - (9)	48.59%	6,495,930 (4) – (9)	27.76%

5% Stockholders
Leonid Frenkel 401 City Avenue, Suite 528 Bala Cynwyd, PA 19004	2,855,350(10)	20.62%	2,855,350(10)	11.96%

Kathleen Fuld	1,520,000	13.11%	1,520,000	7.03%

Janet Lynn Carnell	4,393,780 (11)	34.41%	4,393,780(11)	19.27%

Todd Smith	1,045,000(12)	8.89%	1,045,000(12)	4.80%

R. Wesley Company LLC 2112 W. Harrison Chandler, AZ 852224	1,212,500(9)	10.29%	11,212,500(9)	5.56%

H Family LLP 2772 E. James Street Gilbert, AZ 85296	1,579,270(13)	12.66%	11,579,270(13)	7.02%

Ralph M. Amato 2098 Cherry Creek Circle Summerlin, NV 89135	0	--	7,000,000(14)	32.37%

*Represents less than 1%

(1)	Unless otherwise indicated, the business address of each individual named is 4802 East Ray Road, Suite 23-196, Phoenix, Arizona 85044 and our telephone number is (866) 960-1539.
(2)	Based on 11,591,958 shares of common stock of Global Recycling issued and outstanding as of the date of this Schedule 14f-1.
(3)
Based on 21,626,241 shares of common stock of GlyEco, Inc. consisting of (i) 11,591,958 shares of common stock held by the pre-merger stockholders of Global Recycling, (ii) 3,034,283 shares of our common stock held by the pre-Merger non-affiliated stockholders of the Company and (iii) 7,000,000 shares of our common stock beneficially held by Ralph M. Amato.

(4)
Includes an aggregate of (i) 437,528 shares of common stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021 and (ii) 316,250 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021. Also includes an aggregate of 3,151,668 shares of common stock beneficially held by Mr. Lorenz’s wife, Janet Lynn Carnell.  Pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, Mr. Lorenz is deemed to beneficially own shares of common stock held by his wife.

(5)	Includes 41,250 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021.
(6)
Includes an aggregate of (i) 100,000 shares of common stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2016, (ii) 40,000 shares of common stock issuable upon exercise of a warrant at $1.00 per share until June 27, 2021, (iii) 60,000 shares of common stock issuable upon exercise of options at $1.00 per share until June 27, 2021, and (iv) 82,500 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021.

(7)	Includes 27,500 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021.
(8)	Includes 55,000 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021.
(9)
Includes 192,500 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021.  Entities included: William Miller, R. Wesley Company LLC, and William Jeffrey Miller Revocable Trust.

(10)
Consists of (i) 575,350 shares of common stock issuable pursuant to a Note Purchase Agreement, dated September 9, 2008, (ii) 1,000,000 shares of common stock issuable upon the exercise of a warrant at a purchase price of $0.0001 per share until May 25, 2015, (iii) 480,000 shares of common stock issuable upon the exercise of a warrant at a purchase price of $0.025 per share until September 8, 2013, (iv) 100,000 shares of common stock issuable upon exercise of a warrant at a purchase price of $0.025 per share until May 1, 2013, and (v) 100,000 shares of common stock issuable upon exercise of a warrant at a purchase price of $0.025 per share until July 1, 2013. Entities included: Periscope Partners L.P., and IRA FBO Leonid Frenkel, Pershing LLC.

(11)
Janet Lynn Carnell is Senior VP of Corporate Development and Marketing of the Company and the wife of John Lorenz, the Chief Executive Officer, President, Secretary, Treasurer and Chairman of the Board of Global Recycling.  Pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, Ms. Carnell is deemed to beneficially own the 1,242,112 shares of common stock beneficially owned by her husband.  Also includes (i) 260,000 shares of common stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021 and (ii) 165,000 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021.

(12)	Includes 165,000 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021.
(13)
Includes (i) 115,100 shares of common stock issuable upon exercise of a warrant at $1.00 per share until June, 27, 2021, (ii) 400,000 shares of common stock issuable upon exercise of a warrant at $0.50 per share until June 27, 2021, (iii) 199,170 shares of common stock issuable upon exercise of options at $1.00 per share until June 27, 2021, and (iv) 165,000 shares of common stock issuable upon the exercise of options at $0.50 per share until October 25, 2021.  Entities included: Michael Hool, H Family LLP, LMH Holdings LLC, Recycle Business Advisors LLC, and GR Holdings LLC.

(14)
Consists of 7,000,000 shares of common stock beneficially owned by Mr. Amato pursuant to a Consulting Agreement, dated April 8, 2011, between Global Recycling and Ventana Capital Partners, an investment banking firm located in La Jolla, CA of which Mr. Amato is the President and has voting and dispositive control.

Except as set forth in this Form 8-K, there are no arrangements known to us, the operation of which may at a subsequent date result in a change in control of our Company.

ITEM 5.03 AMENDMENT TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 21, 2011, Environmental Credits changed its domicile from Delaware to Nevada by merging with and into its wholly-owned subsidiary, GlyEco, Inc., a Nevada corporation (the “Reincorporation”) with GlyEco, Inc. being the surviving corporation. GlyEco, Inc. was formed in the state of Nevada on October 21, 2011 for the sole purpose of the Reincorporation. GlyEco’s capital structure is 300,000,000 shares of common stock, par value $0.0001, and 40,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. Environmental Credit’s capital structure was 300,000,000 share of common stock, par value $0.01 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.01 per share. The number of authorized common stock was the same for Environmental Credits and GlyEco, Inc.

Pursuant to the Reincorporation, (i) Environmental Credits changed its name to GlyEco, Inc., (ii) changed its state of domicile from Delaware to Nevada, (iii) increased the authorized number of “blank check” preferred stock from 10,000,000 to 40,000,000 and (iv) decreased the par value of its common stock and preferred stock from $0.01 per share to $0.0001 per share.

The above corporate actions were approved on October 20, 2011 by Ralph M. Amato, Environmental Credits’ Chief Executive Officer, President and Chairman and the holder of 70,000,000 shares of common stock (approximately 95.85% of the issued and outstanding shares of common stock), of Environmental Credits by written consent in lieu of a meeting of stockholders.  The Company filed a Definitive Information Statement on Schedule 14C with the U.S. Securities Exchange Commission on November 1, 2011 pertaining to these actions.

A copy of the Articles of Incorporation and Bylaws of GlyEco, Inc. are filed as exhibits to this Form 8-K and are incorporated by reference herein.  A copy of the Agreement and Plan of Merger between Environmental Credits and GlyEco, Inc. is also filed as an Exhibit to this Form 8-K and is incorporated by reference herein.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS.

GlyEco (formerly Environmental Credits) was a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Merger. Upon the consummation of the Merger on November 21, 2011, GlyEco ceased being a shell company and the business and operations of Global Recycling became the primary business of the Company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The Audited Consolidated Financial Statements of Global Recycling for the fiscal years ended December 31, 2010 and 2009 are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of Global Recycling for the nine months ended September 30, 2011 are filed as Exhibit 99.2 to this Form 8-K and are incorporated herein by reference.

 (b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 to reflect the acquisition of the business operations of Global Recycling are filed as Exhibit 99.3 to this Form 8-K and are incorporated herein by reference.

(c) Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 31, 2011, between Environmental Credits, Ltd. and GlyEco, Inc., effective November 21, 2011
2.2	Agreement and Plan of Merger, dated November 21, 2011, by and among GlyEco, Inc., GRT Acquisition, Inc. and Global Recycling Technologies, Ltd.
3.1	Articles of Incorporation of GlyEco, Inc., dated and filed with the Secretary of state of Nevada on October 21, 2011
3.2	Certificate of Incorporation of GRT Acquisition, Inc., dated November 3, 2011, filed with the Secretary of State on November 7, 2011
3.3	Certificate of Incorporation of Global Recycling Technologies, Ltd., dated and filed with the Secretary of Stat eof Delaware on January 28, 2008
3.4	First and Amended Certificate of Incorporation of Global Recycyling Technologies, Ltd., dated and filed with the Secretary of State of Delaware on October 10, 2008
3.5	Second and Amended Certificate of Incorporation of Global Recycyling Technologies, Ltd., dated and filed with the Secretary of State of Delaware on August 31, 2011.
3.6	GlyEco, Inc. Bylaws
3.7	GRT Acquisition, Inc. Bylaws
3.8	Global Recycling Technologies Ltd. Bylaws
3.9
Certificate of Merger, dated October 31, 2011, executed by Environmental Credits Ltd. and GlyEco, Inc., filed with the Secretary of State of Delaware on November 8, 2011 and effective November 21, 2011

3.10	Articles of Merger, dated October 31, 2011, executed by Environmental Credits, Ltd. and GlyEco., filed with the Secretary of State of Nevada on Novembre 3, 2011 aqnd effective November 21, 2011
3.11	Certificate of Merger, dated November 21, 2011, executed by GRT Acquisition, Inc. and Global Recycling Technologies, Inc., filed with the Secretary of State of Delaware and effective November 21, 2011
10.1	Consulting Agreement, dated May 3, 2010, between Global Recycling Technologies, Ltd. and Richard Geib
10.2	Consulting Agreement, dated September 23, 2011, between Global Recycling Technologies, Ltd. and Conner LLP,
10.3	Consulting Agreement, dated April 8, 2011, between Global Recycling Technologies, Ltd. and Ventana Capital Partners
10.4	Consulting Agreement, dated June 10, 2011, between Global Recycling Technologies, Ltd. and Winthorp Capital Group
16.1	Letter from Stan J. H. Lee, CPA to the Commission
99.1	The Audited Consolidated Financial Statements of Global Recycling Technologies, Ltd. for the fiscal years ended December 31, 2010 and 2009
99.2	The Unaudited Consolidated Financial Statements of Global Recycling Technologies, Ltd. for the quarter ended September 30, 2011
99.3	The Unaudited Pro Forma Financial Information and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: November 28, 2011	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)